United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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RUDDICK CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RUDDICK CORPORATION

301 S. Tryon Street, Suite 1800
Charlotte, North Carolina 28202

December 26, 2006

TO THE SHAREHOLDERS OF
RUDDICK CORPORATION

     The Annual Meeting of the Shareholders of your Company will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 15, 2007 at 10:00 A.M., local time. The Notice of the Annual Meeting of Shareholders and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

     Detailed information relating to the Company’s activities and operating performance is contained in our 2006 Annual Report, which also is enclosed.

     You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

Sincerely, Thomas W. Dickson Chairman of the Board of Directors, President and Chief Executive Officer

RUDDICK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON
FEBRUARY 15, 2007

To our Shareholders:

     The Annual Meeting of the Shareholders of Ruddick Corporation will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 15, 2007, at 10:00 A.M., local time, for the following purposes:

1.	To elect four directors of the Company for three-year terms;

2.	To consider and vote upon a proposal to approve the Ruddick Corporation Cash Incentive Plan;

3.	To consider and vote upon a proposal to approve the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 8, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of the Company’s Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     You are cordially invited to attend the Annual Meeting. In the event you will be unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

     By order of the Board of Directors.

December 26, 2006	Douglas J. Yacenda Secretary

RUDDICK CORPORATION

________________________

PROXY STATEMENT
________________________

ANNUAL MEETING OF SHAREHOLDERS
to be held on
February 15, 2007

     This statement, first mailed or delivered to shareholders on or about December 26, 2006, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, February 15, 2007, at 10:00 A.M., local time, in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202.

     The accompanying form of proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted (i) in favor of electing as directors of the Company the four persons named in this Proxy Statement as nominees, each to serve until the third annual meeting of shareholders following his or her election, (ii) in favor of approving the Company’s Cash Incentive Plan, (iii) in favor of approving the Addendum to the Company’s 2002 Comprehensive Stock Option and Award Plan, and (iv) in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

     The entire cost of soliciting these proxies will be borne by the Company. In addition to the original solicitation of the proxies by mail, the Company may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock (the “Common Stock”) and secure their voting instructions and will reimburse them for their reasonable expense in so doing. If necessary, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 8, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 47,852,020 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

PRINCIPAL SHAREHOLDERS

     The following persons are known to the Company to be, as of October 31, 2006, the beneficial owners of more than five percent of the Common Stock. The nature of beneficial ownership of the shares included is presented in the notes following the table.

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned (1)	Of Class
T. Rowe Price Trust Company (2)	6,881,849	14.5%
Trustee of the Ruddick Employee
Stock Ownership Plan
Trustee of the Ruddick Retirement and
Savings Plan
Post Office Box 89000
Baltimore, Maryland 21289
Southeastern Asset Management, Inc. (3)	4,870,300	10.2%
Longleaf Partners Small-Cap Fund
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119
Alan T. Dickson (4)	3,017,616	6.3%
301 S. Tryon Street, Suite 1800
Charlotte, North Carolina 28202
____________________

(1)

“Beneficial Ownership,” for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The number of shares beneficially owned is as of October 31, 2006 unless otherwise indicated.

(2)

T. Rowe Price Trust Company, in its capacity as directed trustee, votes shares held by the Ruddick Employee Stock Ownership Plan (the “ESOP”) that have been allocated to individual accounts in accordance with the participants’ instructions, does not vote allocated shares as to which no instructions are received and votes the unallocated shares as directed by the fiduciary named under the ESOP. T. Rowe Price Trust Company, in its capacity as directed trustee, votes shares held by the Ruddick Retirement and Savings Plan (the “RRSP”) that have been allocated to individual accounts in accordance with the participants’ instructions, does not vote allocated shares as to which no instructions are received and votes the unallocated shares as directed by the fiduciary named under the RRSP.

(3)

Southeastern Asset Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940 (“Southeastern”), shares voting and investment powers with respect to 4,823,500 shares with its client, Longleaf Partners Small-Cap Fund, an investment company registered under the Investment Company Act of 1940. Southeastern is deemed the beneficial owner with respect to 46,800 shares with respect to which it has investment but not voting power.

(4)

The amount shown includes 1,647,400 shares of Common Stock owned of record and beneficially by Alan T. Dickson or by certain trusts of which he is a trustee and beneficiary, as to which he has sole voting and investment power; 4,000 shares of Common Stock that may be acquired upon the exercise of stock options that are currently exercisable as to which he would have sole voting and investment power on acquisition; and 1,366,216 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table appearing under the caption “Beneficial Ownership of Company Stock” as being beneficially owned by R. Stuart Dickson.

ELECTION OF DIRECTORS

     Under the Company’s Bylaws, the Board of Directors of the Company shall consist of not less than nine nor more than thirteen members, which number shall be fixed and determined from time to time by resolution of the shareholders. The Bylaws further provide that the directors shall be divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year, and that any vacancies in the Board may be filled by a majority vote of the Board of Directors or by the shareholders. The number of directors currently is fixed at twelve.

     The terms of four of the directors expire at the Annual Meeting. The Board of Directors has nominated the four persons listed herein to be elected as directors at the Annual Meeting, each for a term to expire in 2010. Each nominee currently is a member of the Board of Directors.

     It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the four nominees listed herein, each to serve until the 2010 annual meeting of shareholders or until such nominee’s successor shall be elected and qualified to serve, in each case unless authority to so vote is withheld. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy.

     The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     Once a quorum is present at the Annual Meeting, director nominees will be elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular Board seat is elected for that seat. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a Director. Abstentions are not counted for purposes of the election of Directors.

     Votes withheld from Director nominees do not technically have the effect of an “against” vote with respect to the election of directors. However, in accordance with the Company’s Corporate Governance Guidelines, each nominee for election to the Board of Directors has agreed in writing that if he or she receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), that he or she will, with no further action, immediately resign from the Board, effective upon acceptance of the resignation by the Board of Directors after its receipt of the recommendation of the Corporate Governance & Nominating Committee. Abstentions and broker non-votes are not considered “withheld” votes.

     If a nominee is the subject of a Majority Withheld Vote, the Corporate Governance & Nominating Committee will promptly consider the resignation, and consider a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board then will decide whether or not to accept the resignation at its next regularly scheduled Board meeting, or, if a regularly scheduled meeting will not occur within 100 days of the date the election is certified by the inspector of elections, the Board will hold a special meeting to consider the matter.

     Thereafter, the Board will promptly disclose the explanation of its decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

     A director who is the subject of a Majority Withheld Vote will not participate in the Committee’s recommendation or the Board action regarding whether to accept (i) such director’s resignation or (ii) the resignation of any other director who is then also the subject of a Majority Withheld Vote.

The Board of Directors recommends that the shareholders vote to elect all of the nominees as directors.

     Set forth below is the name of each nominee for election to the Board of Directors and each member of the Board of Directors whose term will not expire at the Annual Meeting, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940.

Nominees for Terms Expiring in 2010

     ALAN T. DICKSON, age 75, was the Chairman of the Board of Directors from February 1994 to March 2006. Prior to that time, he served as President of the Company from 1968 until 1994. Effective May 1, 2002, Mr. Dickson retired from the Company as an officer and employee, but retained his position as Chairman of the Board of Directors in a non-executive capacity until March 2006. He has been a director of the Company since 1968.

     ANNA SPANGLER NELSON, age 44, has been Chairman of C.D. Spangler Construction Co., a company involved in real estate and investment activities, since January 2005, and prior to that time, she was President of C.D. Spangler Construction Co. from August 1997 to December 2004. Ms. Nelson has also been a general partner of the Wakefield Group, a venture capital company, since September 1988 and has served as Chairman of Golden Eagle Industries, Inc., a private investment company, since January 2005. Ms. Nelson has been a director of the Company since 1998.

     BAILEY W. PATRICK, age 45, has been the President of Bissell Patrick LLC, a company involved in commercial real estate, brokerage and development, since September 1998. Mr. Patrick has been a director of the Company since August 2003.

     ROBERT H. SPILMAN, JR., age 50, has been the President and Chief Executive Officer of Bassett Furniture Industries, Incorporated, a furniture manufacturer and distributor, since April 2000. Mr. Spilman has been a director of the Company since August 2002 and also serves as a director of Bassett Furniture Industries, Incorporated.

Continuing Directors with Terms Expiring in 2008

     EDWIN B. BORDEN, JR., age 72, was the President and Chief Executive Officer of The Borden Manufacturing Company, a private textile management holding company, from 1970 to 2003. He has been a director of the Company since 1991 and also serves as a director of Progress Energy, Inc. and Winston Hotels, Inc.

     JOHN P. DERHAM CATO, age 56, has been the President, Chairman of the Board and Chief Executive Officer of The Cato Corporation, a specialty apparel retailer, since January 2004. Prior to that time, Mr. Cato was the President, Vice Chairman of the Board and Chief Executive Officer of The Cato Corporation from May 1999 to January 2004. Mr. Cato has been a director of the Company since November 2002 and also serves as a director of The Cato Corporation.

     R. STUART DICKSON, age 77, was the Chairman of the Executive Committee of the Board of Directors from February 1994 to March 2006. Prior to that time, he served as Chairman of the Board of Directors from 1968 until 1994. Effective May 1, 2002, Mr. Dickson retired from the Company as an officer and employee, but retained his position as Chairman of the Executive Committee of the Board of Directors in a non-executive capacity until March 2006. He has been a director of the Company since 1968.

     ISAIAH TIDWELL, age 61, was the Georgia Wealth Management Director and Executive Vice President of Wachovia Bank, N.A. from September 2001 to February 2005. Prior to that time, he served as the President, Georgia Banking, of Wachovia Bank from July 1999 to September 2001. Mr. Tidwell has been a director of the Company since 1999 and also serves as a director of Lance, Inc. and Lincoln National Corporation.

Continuing Directors with Terms Expiring in 2009

     JOHN R. BELK, age 47, has been President and Chief Operating Officer of Belk, Inc., retail merchants, since May 2004. Prior to that time, he served as President - Finance, Systems and Operations from May 1998 to May 2004. He has been a director of the Company since 1997 and also serves as a director of ALLTEL Corporation and Belk, Inc.

     THOMAS W. DICKSON, age 51, is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and has been Chairman of the Board of Directors since March 2006 and President and principal executive officer since February 1997. Before his election as President, he served as Executive Vice President of the Company from February 1996 to February 1997. Prior to that time, from February 1994 to February 1996 he served as President of, and from February 1991 to February 1994 he served as Executive Vice President of, American & Efird, Inc., an indirect wholly owned subsidiary of the Company engaged in the manufacture and distribution of thread and technical textiles. He has been a director of the Company since 1997.

     JAMES E. S. HYNES, age 66, was the Chairman of the Board of Hynes Inc., a manufacturer’s representative, from September 1986 until October 2000. He has been a director of the Company since 1983.

     HAROLD C. STOWE, age 60, is the Acting Dean of the Wall College of Business of Coastal Carolina University since June 2006 and was the President and Chief Executive Officer of Canal Holdings, LLC, a real estate and asset management company, from October 2001 to March 2005. Prior to that time, he was the President and Chief Executive Officer of Canal Industries, Inc., a forest products company, from March 1997 until October 2001. Mr. Stowe has been a director of the Company since 1998 and also serves as a director of SCANA Corporation.

     Alan T. Dickson and R. Stuart Dickson are brothers, and Thomas W. Dickson is the son of R. Stuart Dickson and the nephew of Alan T. Dickson. No other director has a family relationship as close as first cousin with any other executive officer, director or nominee for director of the Company.

Directors’ Fees and Attendance

     Effective January 1, 2006, the Company compensated each director who was not an employee of the Company or its subsidiaries in the amount of $26,000 ($56,000 with respect to each of the Chairman of the Board and Chairman of the Executive Committee) for services as a director, plus $1,500 for each Board of Directors or committee meeting attended. The Chairman of the Audit Committee was paid an annual fee of $6,000 in addition to the fees described above.

     Non-employee directors of the Company may defer the payment of the annual fee and/or board meeting fees pursuant to the Company’s Director Deferral Plan. The deferred fees are converted into a number of shares of Common Stock with a fair market value equal to the value of the fees deferred, and the number of shares is then credited to the director’s account (along with the amount of any dividends or stock distributions). The Company uses a non-qualified trust to purchase and hold Common Stock to satisfy the Company’s obligation under the Director Deferral Plan, and the directors are general creditors of the Company in the event the Company becomes insolvent. Upon termination of service as a director or in the event of death, shares of Common Stock will be distributed to the director or a designated beneficiary, with cash for any fractional shares.

     Under the Company’s 1995 Comprehensive Stock Option Plan, the Company automatically granted each non-employee director at the time the plan was adopted a ten-year option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant of the option. Since that time, pursuant to the provisions of the Company’s equity incentive plans, the Company has automatically granted a ten-year option to purchase 10,000 shares of Common Stock to each new non-employee director upon his or her initial election as director. These options are immediately vested, and the exercise price per share of these options is equal to the fair market value of the Common Stock on the date of the director’s election.

     In addition to the compensation discussed above, the Company grants other incentive awards to its non-employee directors from time to time. At the meeting of the Board of Directors held on November 17, 2005, each of John R. Belk, Edwin B. Borden, Jr., John P. Derham Cato, Alan T. Dickson, R. Stuart Dickson, James E. S. Hynes, Anna Spangler Nelson, Bailey W. Patrick, Robert H. Spilman, Jr., Harold C. Stowe and Isaiah Tidwell, constituting all of the non-employee directors of the Company at the time of the meeting, were credited with a discretionary Company contribution of $10,000 which was paid into the Director Deferral Plan and converted into stock units, as described above. The Company also provides $100,000 of term life insurance coverage for each non-employee director.

     Effective March 31, 2006, Thomas W. Dickson was elected the new Chairman of the Board of Directors and Alan T. Dickson and R. Stuart Dickson retired from their positions as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. Also effective March 31, 2006, the Board of Directors discontinued the use of a standing Executive Committee. In connection with their retirement as executive officers of the Company and subsequent retirement from their respective leadership positions on the Board of Directors, Mr. Alan T. Dickson and Mr. R. Stuart Dickson each became entitled to certain additional benefits which are described in more detail elsewhere herein under the heading “Certain Relationships and Related Transactions.”

     The Board of Directors held four meetings during fiscal 2006. Each director attended all of the meetings of the Board of Directors and at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which they served during fiscal 2006.

Committees of the Board

     The Company’s Board of Directors has the following standing committees: (i) the Audit Committee, whose current members are Harold C. Stowe (Chair), John P. Derham Cato, Anna Spangler Nelson and Robert H. Spilman, Jr.; (ii) the Compensation Committee, whose current members are James E. S. Hynes (Chair), John R. Belk, John P. Derham Cato and Bailey W. Patrick; (iii) the Retirement Benefits Committee, whose current members are John R. Belk (Chair), Edwin B. Borden, Jr., James E. S. Hynes and Isaiah Tidwell; and (iv) the Corporate Governance & Nominating Committee, whose current members are Edwin B. Borden, Jr. (Chair), Anna Spangler Nelson, Bailey W. Patrick and Robert H. Spilman, Jr. Additionally, effective March 31, 2006, the Board of Directors discontinued the use of a standing Executive Committee. During fiscal 2006, the members of the Executive Committee were R. Stuart Dickson (Chair), Alan T. Dickson, Thomas W. Dickson and Isaiah Tidwell. Below is a description of each committee of the Board of Directors.

     Audit Committee: The Audit Committee discharges the Board’s responsibility relating to the oversight of (i) the integrity of the financial statements and internal controls of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the outside auditor’s independence and qualifications, and (iv) the performance of the Company’s internal audit function and outside auditors. The Audit Committee, among other things, is responsible for the appointment, compensation and oversight of the independent auditors and reviews the financial statements, audit reports, internal controls and internal audit procedures. Each member of the Audit Committee has been determined to be an independent director, in accordance with the independence requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met seven times during fiscal 2006.

     Compensation Committee: The Compensation Committee assesses the Company’s overall compensation programs and philosophies. Among other things, it and the Chairman of the Corporate Governance & Nominating Committee recommend to the independent members of the Board of Directors for their approval, the salary, incentive compensation and equity compensation of the Chairman of the Board, President and Chief Executive Officer. In addition, the Compensation Committee recommends to the Board of Directors for its approval, the salaries, incentive compensation and equity compensation for other executive officers. The Compensation Committee also approves and reports to the Board for information the salaries and incentive compensation for other holding company officers and reviews the salaries and incentive compensation for other key employees of the Company’s subsidiaries other than the executive officers of the Company. In addition, the Compensation Committee establishes the annual bonus criteria under the Ruddick Corporation Cash Incentive Plan and the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (for more information on these plans, please refer to “Proposal to Approve the Ruddick Corporation Cash Incentive Plan” and “Proposal to Approve the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan”). The Compensation Committee grants restricted stock to the employees of the Company and its subsidiaries, other than the executive officers of the Company, pursuant to the Company’s equity incentive plans and reports such actions to the Board of Directors. Each member of the Compensation Committee has been determined to be an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Compensation Committee met once during fiscal 2006, for more information see the “Report of the Compensation Committee” appearing elsewhere in this Proxy Statement.

     Retirement Benefits Committee: The Retirement Benefits Committee has the overall responsibility and authority for Company retirement plans. The Retirement Benefits Committee met once during fiscal 2006.

     Corporate Governance & Nominating Committee: The Corporate Governance & Nominating Committee identifies, reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance & Nominating Committee monitors and evaluates the performance of the directors, individually and collectively. The Committee also reviews and makes recommendations to the full Board regarding changes in the number, chairperson, composition or responsibilities of each of the Board committees and also reviews the committee charters. The Committee periodically reviews the Company’s Corporate Governance Guidelines and recommends changes to the Board of Directors. Each member of the Corporate Governance & Nominating Committee has been determined to be an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Corporate Governance & Nominating Committee met once during fiscal 2006. The Corporate Governance & Nominating Committee will consider nominations for directors from shareholders. A more detailed discussion regarding the process for nominating potential director candidates is included elsewhere in this Proxy Statement under the heading “Corporate Governance Matters - Process for Nominating Potential Director Candidates.”

     Executive Committee: Effective March 31, 2006, the Board of Directors discontinued the use of a standing Executive Committee. Subject to limitations under North Carolina law, the Executive Committee was authorized to exercise all of the authority of the Board of Directors in the management of the Company. The Executive Committee did not meet during fiscal 2006.

Beneficial Ownership of Company Stock

     The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors of the Company and the executive officers named in the Summary Compensation Table included herein, and of such directors and executive officers of the Company as a group, all as of October 31, 2006. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

	Shares of
	Common Stock
	Beneficially		Percent
Name	Owned (1)(2)		of Class
John R. Belk	21,552	(3)	*
Edwin B. Borden, Jr.	28,941	(4)	*
John P. Derham Cato	12,000	(5)	*
Alan T. Dickson	3,017,616	(6)	6.3%
R. Stuart Dickson	2,354,207	(7)	4.9%
Thomas W. Dickson	321,546	(8)	*
James E. S. Hynes	16,780	(4)	*
Fred A. Jackson	113,414	(9)	*
Frederick J. Morganthall, II	73,910	(10)	*
Anna Spangler Nelson	31,000	(11)	*
Bailey W. Patrick	12,000	(5)	*
Robert H. Spilman, Jr.	14,040	(12)	*
Harold C. Stowe	19,000	(13)	*
Isaiah Tidwell	18,000	(14)	*
John B. Woodlief	81,993	(15)	*
All directors and executive officers as a group
(15 persons)	4,769,783	(16)	9.9%
____________________

*	Less than 1%

(1)

The table includes shares allocated under each of the ESOP and RRSP to individual accounts of those named persons and group members who participate in such plans, the voting of which is directed by such named persons or group members, as appropriate. The table does not include any unallocated shares held by the ESOP or the RRSP, which are voted by T. Rowe Price Trust Company as directed by the fiduciary named under each plan. See Note 1 to “PRINCIPAL SHAREHOLDERS.”

(2)

In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the table does not include shares of Common Stock that are deliverable in connection with the Ruddick Corporation Director Deferral Plan (the “Deferral Plan”). Pursuant to the Deferral Plan, non-employee directors may defer the payment of board fees and, from time to time, director accounts may also be credited with discretionary Company contributions. Amounts deferred or paid into the Deferral Plan are converted into a number stock units equal to a number of shares of Common Stock with a fair market value equal to the contribution or deferred fees. Distributions under the Deferral Plan are paid in the form of Common Stock ninety days following the date of termination of service as a director. As of October 31, 2006, the Company had not issued any shares of Common Stock under the Deferral Plan, however, the Company is authorized to issue up to 500,000 shares of Common Stock and there were 91,884 stock units outstanding. A more detailed discussion regarding the Deferral Plan is included elsewhere in this Proxy Statement under the heading “Election of Directors – Directors’ Fees and Attendance.” The number of stock units that have been credited to each of the participating non-employee directors as of October 31, 2006 is set forth below:

Stock Units Credited Under
Name	Director Deferral Plan
John R. Belk	12,327
Edwin B. Borden, Jr.	14,437
John P. Derham Cato	8,550
Alan T. Dickson	875
R. Stuart Dickson	875
James E. S. Hynes	4,862
Anna Spangler Nelson	14,676
Bailey W. Patrick	6,251
Robert H. Spilman, Jr.	7,386
Harold C. Stowe	12,212
Isaiah Tidwell	9,433
Total	91,884

(3)	Includes 20,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(4)	Includes 10,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(5)	Represents 12,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(6)	See Note 4 under “PRINCIPAL SHAREHOLDERS.”

(7)	The amount shown includes 956,831 shares of Common Stock owned of record and beneficially by R. Stuart Dickson, as to which he has sole voting and investment power; 4,000 shares of Common Stock that may be acquired upon the exercise of stock options that are currently exercisable as to which he would have sole voting and investment power on acquisition; 1,366,216 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by Alan T. Dickson; and 27,160 shares of Common Stock owned of record and beneficially by his spouse, as to which she has sole voting and investment power and as to which he disclaims beneficial ownership.

(8)	Includes 199,900 shares owned of record and beneficially by Mr. Dickson, as to which he has sole voting and investment power; 10,783 shares allocated to his ESOP and RRSP accounts, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the respective plans; 10,676 shares held as custodian for his minor children, as to which he has sole voting and investment power; 15,525 shares of restricted stock, as to which he has sole voting power, but no investment power; 5,950 shares of performance-based restricted stock that will be issued within sixty days of October 31, 2006, upon the issuance of which he will have sole voting, but no investment power; and 78,712 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2006, as to which he would have sole voting and investment power upon acquisition.

(9)	Includes 34,395 shares owned of record by Mr. Jackson jointly with his spouse, as to which he shares voting and investment power; 19,999 shares allocated to his ESOP and RRSP accounts, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the respective plans; 5,250 shares of restricted stock, as to which he has sole voting power, but no investment power; and 53,770 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2006, as to which he would have sole voting and investment power upon acquisition.

(10)	Includes 14,282 shares owned of record and beneficially by Mr. Morganthall, as to which he has sole voting and investment power; 9,011 shares allocated to his ESOP and RRSP accounts, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the respective plans; 9,400 shares of restricted stock, as to which he has sole voting power, but no investment power; 4,000 shares of performance-based restricted stock that will be issued within sixty days of October 31, 2006, upon the issuance of which he will have sole voting, but no investment power; and 37,217 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2006, as to which he would have sole voting and investment power upon acquisition.

(11)	Includes 19,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Ms. Nelson would have sole voting and investment power upon acquisition; and 12,000 shares owned by a corporation with respect to which she has shared voting and investment power and is deemed the beneficial owner.

(12)	Includes 14,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Spilman would have sole voting and investment power upon acquisition.

(13)	Represents 19,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Stowe would have sole voting and investment power upon acquisition.

(14)	Represents 18,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Tidwell would have sole voting and investment power upon acquisition.

(15)	Includes 473 shares owned of record and beneficially by Mr. Woodlief, as to which he has sole voting and investment power; 67,000 shares that may be acquired by Mr. Woodlief upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2006, as to which he would have sole voting and investment power upon acquisition; and 1,695 shares allocated to his ESOP and RRSP accounts, as to which he has sole voting power, but not investment power except to the extent diversification of such shares is permitted by the respective plans; 9,425 shares of restricted stock, as to which he has sole voting power, but no investment power; and 3,400 shares of performance-based restricted stock that will be issued within sixty days of October 31, 2006, upon the issuance of which he will have sole voting, but no investment power.

(16)	Includes (i) 2,856,875 shares owned of record and beneficially as to which such persons have sole voting and investment power; (ii) 378,699 shares that may be acquired by such persons upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2006, as to which such persons would have sole voting and investment power upon acquisition; (iii) 1,412,611 shares as to which they have shared voting and investment power (certain of such securities are deemed beneficially owned by more than one of the listed directors and officers); (iv) 39,600 shares of restricted stock, as to which such persons have sole voting power, but no investment power; (v) 13,350 shares of performance-based restricted stock that will be issued within sixty days of October 31, 2006, upon the issuance of which such persons will have sole voting, but no investment power; (vi) 41,488 shares allocated to their respective ESOP and RRSP accounts, as to which they have sole voting power, but no investment power except to the extent diversification of such shares is permitted by the respective plans; and (vii) 27,160 shares beneficially owned by a listed individual’s spouse, as to which such persons disclaim beneficial ownership.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Committee Charters

     In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company has approved Corporate Governance Guidelines. The Guidelines contain general principles regarding the functions of the Company’s Board of Directors. The Guidelines are available on the Company’s website at www.ruddickcorp.com and print copies are available to any shareholder that requests a copy. In addition, committee charters for the Company’s Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee are also included on the Company’s website and print copies are available to any shareholder that requests a copy.

Director Independence

     For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that the director has no direct or indirect “material relationship” with the Company, other than as a director. In accordance with the New York Stock Exchange listing standards, the Board has adopted categorical standards to assist it in making independence determinations. The categorical standards set forth below specify certain relationships that may exist between the Company and a director, each of which is deemed not to be a “material relationship” and therefore will not, by itself, prevent a director from being considered “independent.”

  Prior Employment. The director was an employee of the Company or one of its operating subsidiaries, or his or her immediate family member was an executive officer of the Company, and over five years have passed since such employment ended.

  Prior Relationship with the Company’s Auditors. A director or immediate family member was an employee or partner of the Company’s independent auditor, and over three years have passed since such employment, partner or auditing relationship ended.

  Current Employment. An immediate family member of a director is employed by the Company, one of its operating subsidiaries or another entity in a non-officer position, or by the Company’s independent auditor not as a partner and not participating in the firm’s audit, assurance or tax compliance practice.

  Interlocking Directorships. A director was employed, or his or her immediate family member was employed, as an executive officer of another company, during a time in which any of the Company’s executive officers served on that other company’s compensation committee, and over three years have passed since such service or employment relationship ended.

  Business Relationships. A director was an executive officer or an employee, or his or her immediate family member was an executive officer, of another company that made payments to, or received payments from, the Company or its operating subsidiaries for property or services in an amount which, in each of the preceding three fiscal years, was less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

  Charitable Contributions. A director was an executive officer of a charitable organization that received contributions from the Company or its operating subsidiaries in an amount which, in each of the preceding three fiscal years, was less than the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

     After considering these categorical standards, the listing standards of the New York Stock Exchange and all other relevant facts and circumstances, including commercial or charitable relationships between the directors and the Company, the Board has determined that all of its members meet the Company’s categorical independence standards, meet the independence requirements of the New York Stock Exchange and are independent except for Alan T. Dickson, R. Stuart Dickson and Thomas W. Dickson. The Board’s categorical standards for determining director independence are also available on the Company’s website previously referenced.

Audit Committee Financial Experts

     The Board of Directors has determined that at least one member of the Audit Committee, Harold C. Stowe, is an audit committee financial expert. Mr. Stowe is “independent” as that term is defined in the New York Stock Exchange Listed Company Manual.

Executive Sessions of Non-Management Directors

      Non-management Board members meet without management present at regularly scheduled executive sessions. In addition, to the extent that, from time to time, the group of non-management directors includes directors that are not independent, at least once a year there is a scheduled executive session including only independent directors. The Chairman of the Corporate Governance & Nominating Committee will preside over meetings of the non-management or independent directors. Shareholders may communicate directly with any of the directors, including the independent or non-management directors as a group, by following the procedures set forth herein under the caption “Communications with Directors.”

Code of Ethics and Code of Business Conduct and Ethics

     The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chairman of the Board, President and Chief Executive Officer, Vice President-Finance and Chief Financial Officer and Vice President and Treasurer. The Company has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all employees, officers and directors of the Company as well as any subsidiary company officers that are executive officers of the Company. Each of the Company’s operating subsidiaries maintains a code of ethics tailored to their businesses. The Code of Ethics and Code of Conduct are available on the Company’s website previously referenced under the “Corporate Governance” caption, and print copies are available to any shareholder that requests a copy. Any amendments to the Code of Ethics or Code of Conduct, or any waivers of the Code of Ethics or any waiver of the Code of Conduct for directors or executive officers, will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Majority Vote Policy for Director Elections

     The Company’s Corporate Governance Guidelines provide that in uncontested director elections, each director nominee must agree in advance in writing that if he or she receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), that he or she will, with no further action, immediately resign from the Board, effective upon acceptance of the resignation by the Board of Directors. Abstentions and broker non-votes are not considered “withheld” votes.

     If a nominee is the subject of a Majority Withheld Vote, the Corporate Governance & Nominating Committee will promptly consider the resignation, and consider a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board then will decide whether or not to accept the resignation at its next regularly scheduled Board meeting, or, if a regularly scheduled meeting will not occur within 100 days of the date the election is certified by the inspector of elections, the Board will hold a special meeting to consider the matter.

     Thereafter, the Board will promptly disclose the explanation of its decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

     A director who is the subject of a Majority Withheld Vote will not participate in the Committee’s recommendation or the Board action regarding whether to accept (i) such director’s resignation or (ii) the resignation of any other director who is then also the subject of a Majority Withheld Vote.

Communications with Directors

     You may communicate directly with the entire Board of Directors, any committee of the Board of Directors, the Chair of any Board committee, any individual director, the independent or non-management directors, as a group, or any other group of directors by writing to: Ruddick Corporation Board of Directors, c/o Corporate Secretary, 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202. Each such communication should specify the applicable addressee(s). The Company’s Board of Directors has instructed the Corporate Secretary to forward these communications to the addressee, and if no specific addressee is listed, to the Chairman of the Board of Directors.

Attendance at Annual Meeting

     The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with our directors. Consequently, each director is encouraged to attend the annual meeting of shareholders. Each of the Company’s twelve directors attended the 2006 annual meeting of shareholders.

Process for Nominating Potential Director Candidates

     The Corporate Governance & Nominating Committee is responsible for identifying and screening potential director candidates and recommending qualified candidates to the full Board for nomination. As described in the Company’s Corporate Governance Guidelines, which are available at the Company’s website previously referenced, nominees for director will be selected on the basis of outstanding achievement in their personal careers; wisdom; integrity; ability to make independent analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Corporate Governance & Nominating Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence and character and shall assess such nominee’s potential contribution to the Board, taking into account the then-existing composition of the Board and such other matters as the Corporate Governance & Nominating Committee deems appropriate. Nominees recommended by shareholders will be analyzed by the Corporate Governance & Nominating Committee in the same manner as nominees that are otherwise considered by the committee. Any recommendation submitted by a shareholder to the Corporate Governance & Nominating Committee must comply in all respects with Article III Section 12 of the Company’s Bylaws, which generally requires that such recommendation be in writing and include the shareholder’s name and address; number of shares of each class of capital stock owned by the shareholder; the potential candidate’s name, resume and biographical information; and any material interest, direct or indirect, that the shareholder may have in the election of the potential candidate to the Board. Article III Section 12 of the Bylaws also requires that any such shareholder recommendation be received by the Company in accordance with the timeframe described under the caption “Shareholder Proposals.” A copy of the Company’s Bylaws is available upon request to: Ruddick Corporation, 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, Attention: Corporate Secretary.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Company has affirmed to the New York Stock Exchange that the Board of Directors has determined that all members of the Audit Committee are “independent” as defined in the New York Stock Exchange Listed Company Manual.

     Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent auditors, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

     The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2006.

SUBMITTED BY THE AUDIT COMMITTEE

John P. Derham Cato
Anna Spangler Nelson
Robert H. Spilman, Jr.
Harold C. Stowe

EXECUTIVE COMPENSATION

Compensation Summary

     The following table sets forth a summary of all compensation paid to or accrued for each person who was an executive officer of the Company during the fiscal year, and for the chief executive officer of the Company during such fiscal year, in each case for services rendered in all capacities during the periods indicated:

Summary Compensation Table
		Annual Compensation			Long-Term Compensation
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP
Name and	Fiscal	Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts	All Other
Principal Position	Year	($)	($)(1)	($)(2)	($)(3,4,5)	(#)	($)	Compensation($)
Thomas W. Dickson	2006	525,000	466,200	—	225,505	0	0	111,437	(7)
Chairman of the Board,	2005	500,000	429,960	—	122,540	0	0	82,634
President and Chief	2004	445,000	353,775	—	0	25,000	0	66,229
Executive Officer of the Company

John B. Woodlief	2006	382,500	283,050	—	134,335	0	0	130,228	(8)
Vice President—Finance	2005	370,000	265,142	—	77,980	0	0	112,271
and Chief Financial	2004	337,400	223,528	—	0	15,000	0	54,371
Officer of the Company

Frederick J. Morganthall, II	2006	370,000	287,490	—	142,000	0	0	98,353	(9)
President of Harris	2005	350,000	278,162	—	66,840	0	0	85,592
Teeter, Inc. (6)	2004	287,000	209,151	—	0	15,000	0	48,964

Fred A. Jackson	2006	275,000	0	—	65,553	0	0	93,700	(10)
President of	2005	275,000	12,782	—	55,700	0	0	81,265
American & Efird, Inc. (6)	2004	265,000	18,589	—	0	15,000	0	47,880
____________________

(1)	Amounts represent awards earned during the fiscal year indicated but which are paid in the subsequent fiscal year.

(2)	Excludes perquisites and other personal benefits that, in the aggregate, did not exceed the lesser of $50,000 or 10% of the total amount reported above as annual salary and bonus in a particular year for the executive officers listed above.

(3)	Includes restricted stock awarded on and valued as of November 16, 2005. Each of the named executive officers was awarded the following number of shares of restricted stock: Mr. Dickson, 7,000; Mr. Woodlief, 4,000; Mr. Morganthall, 4,000; Mr. Jackson, 3,250. These awards of restricted stock will vest 20% per year on each of the first five anniversaries of the date of the award.

Includes restricted stock awarded on and valued as of November 17, 2005 pursuant to grants of “performance-based” restricted stock made during fiscal 2005. Under the terms of the grant, each recipient was entitled to receive an issuance of restricted stock in fiscal 2006 if targeted performance results for fiscal 2005 were achieved. Once issued, these shares of restricted stock vest 25% per year on each of the first four anniversaries of the date of the issuance. Based on the Company’s actual performance in fiscal 2005, in fiscal 2006 the Company awarded each of the named executive officers the following number of shares of restricted stock: Mr. Dickson, 4,125; Mr. Woodlief, 2,625; Mr. Morganthall, 3,000; Mr. Jackson, 0.

(4)	Does not include grants of “performance-based” restricted stock made during fiscal 2006. Under the terms of the grant, each recipient was entitled to receive an issuance of restricted stock in fiscal 2007 if targeted performance results for fiscal 2006 were achieved. Once issued, these shares of restricted stock vest 25% per year on each of the first four anniversaries of the date of the issuance. Based on the Company’s actual performance in fiscal 2006, in fiscal 2007 the Company awarded restricted stock to the named executive officers as indicated below:

	Maximum Shares of Restricted	Shares of Restricted Stock
	Stock Awardable in FY 2007,	Awarded in FY 2007, Based
	Contingent on FY 2006	on Actual FY 2006
Name	Performance	Performance
Thomas W. Dickson (a)	7,000	5,950
John B. Woodlief (a)	4,000	3,400
Frederick J. Morganthall, II (b)	4,000	4,000
Fred A. Jackson (c)	3,250	0

(a)	85% of award was contingent upon Harris Teeter, Inc. meeting its operating profit projection for fiscal 2006; 15% of award was contingent upon American & Efird, Inc. meeting its operating profit projection for fiscal 2006.

(b)	Award was contingent upon Harris Teeter, Inc. meeting its operating profit projection for fiscal 2006.

(c)	Award was contingent upon American & Efird, Inc. meeting its operating profit projection for fiscal 2006.

(5)	Additional information regarding aggregate unvested restricted stock holdings of the named executive officers as of October 1, 2006 is set forth below:

	Aggregate Number of Shares of	Value of Restricted Stock at
Name	Restricted Stock	10/1/2006
Thomas W. Dickson	15,525	$404,116
John B. Woodlief	9,425	$245,333
Frederick J. Morganthall, II	9,400	$244,682
Fred A. Jackson	5,250	$136,658

Any dividends paid by the Company on its common stock will also be paid on outstanding shares of restricted stock.

(6)	American & Efird, Inc. and Harris Teeter, Inc. are indirect wholly owned subsidiaries of the Company.

(7)	Includes (i) the value of certain premiums paid by the Company under the Key Employee Life Insurance Plan for Key Employees of Ruddick Corporation (“Key Life Plan”) in the amount of $15,073 and the taxable income benefit of the Executive Bonus Insurance Plan in the amount of $39,820; (ii) the value of executive long-term disability premiums paid by the Company under the Executive Long Term Disability Plan (“Disability Plan”) in the amount of $3,374; (iii) contributions by the Company for fiscal 2006 to certain qualified and non-qualified defined contribution plans in the amount of $45,780; and (iv) reimbursement of taxes in the amount of $7,390.

(8)	Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $12,094 and the taxable income benefit of the Executive Bonus Insurance Plan in the amount of $74,854; (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $4,094; (iii) contributions by the Company for fiscal 2006 to certain qualified and non-qualified defined contribution plans in the amount of $30,605; and (iv) reimbursement of taxes in the amount of $8,581.

(9)	Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $11,538 and the taxable income benefit of the Executive Bonus Insurance Plan in the amount of $53,196; (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $4,456; (iii) contributions by the Company for fiscal 2006 to certain qualified and non-qualified defined contribution plans in the amount of $28,428; and (iv) reimbursement of taxes in the amount of $735.

(10)	Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $9,125 and the taxable income benefit of the Executive Bonus Insurance Plan in the amount of $69,277; (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $4,513; (iii) contributions by the Company for fiscal 2006 to certain qualified and non-qualified defined contribution plans in the amount of $9,351; and (iv) reimbursement of taxes in the amount of $1,434.

Pension Plans

     The Company provides certain retirement benefits for each of the executives included in the Summary Compensation Table pursuant to the Ruddick Supplemental Executive Retirement Plan (the “SERP”), the Ruddick Corporation Employees’ Pension Plan (the “Pension Plan”) and Social Security. The following table shows the estimated annual benefits generally payable at normal retirement to an executive who participates in the SERP and the Pension Plan, in specified average compensation and years of service classifications. Effective September 30, 2005, the Company’s Board of Directors approved changes to the Company’s Pension Plan which freeze participation and benefit accruals for all participants, with certain transition benefits provided to those participants that have achieved specified age and service levels on December 31, 2005. Each of the Company’s executive officers is entitled to these transition benefits and, as a result, the expected benefits to each under the SERP and Pension Plan will not be substantially affected.

Pension Plan Table (1)
	Annual Benefit upon Retirement
	with Years of Service Indicated
Final Average Earnings	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$125,000	$17,188	$34,375	$51,563	$68,750	$68,750	$68,750	$68,750
150,000	20,625	41,250	61,875	82,500	82,500	82,500	82,500
175,000	24,063	48,125	72,188	96,250	96,250	96,250	96,250
200,000	27,500	55,000	82,500	110,000	110,000	110,000	110,000
225,000	30,938	61,875	92,813	123,750	123,750	123,750	123,750
250,000	34,375	68,750	103,125	137,500	137,500	137,500	137,500
300,000	41,250	82,500	123,750	165,000	165,000	165,000	165,000
350,000	48,125	96,250	144,375	192,500	192,500	192,500	192,500
400,000	55,000	110,000	165,000	220,000	220,000	220,000	220,000
450,000	61,875	123,750	185,625	247,500	247,500	247,500	247,500
500,000	68,750	137,500	206,250	275,000	275,000	275,000	275,000
550,000	75,625	151,250	226,875	302,500	302,500	302,500	302,500
600,000	82,500	165,000	247,500	330,000	330,000	330,000	330,000
650,000	89,375	178,750	268,125	357,500	357,500	357,500	357,500
700,000	96,250	192,500	288,750	385,000	385,000	385,000	385,000
750,000	103,125	206,250	309,375	412,500	412,500	412,500	412,500
800,000	110,000	220,000	330,000	440,000	440,000	440,000	440,000
850,000	116,875	233,750	350,625	467,500	467,500	467,500	467,500
____________________

(1)	The table sets forth the combined benefits payable under the SERP, the Pension Plan and Social Security.

     “Final average earnings” is the average of the participant’s highest annual compensation in any three of the participant’s last ten years of employment by the Company or a participating subsidiary. The annual compensation considered in any given year to determine the “final average earnings” of a participant consists of amounts that typically would be included in the Salary and Bonus columns of the Summary Compensation Table. The table above describes annual benefits beginning at normal retirement, assuming payment in the form of a joint and 75% survivor annuity for SERP and Pension Plan amounts. For purposes of this table, “normal retirement” means retirement at age 60. A participant who retires prior to normal retirement and after attaining age 55 with 10 years of service will be entitled to reduced benefits, if payment of such benefits commences prior to age 60.

     Final average earnings for purposes of computing benefits, and age and estimated credited years of service as of the fiscal 2006 year-end, for each of the executive officers included in the Summary Compensation Table were as follows: $803,893, age 51 and 26 years for Thomas W. Dickson; $552,647, age 56 and 7 years for John B. Woodlief; $330,306, age 56 and 29 years for Fred A. Jackson; and $533,883, age 55 and 20 years for Frederick J. Morganthall, II.

Stock Option Grants

     No options or free-standing stock appreciation rights (“SARs”) were granted to the executive officers named in the Summary Compensation Table during fiscal 2006.

     The following table sets forth information regarding options exercised during fiscal 2006 by the executive officers named in the Summary Compensation Table and the value of each such executive officer’s unexercised stock options held at fiscal year-end.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options/SARs at	Options/SARs at
	Acquired on		FY-End (#)	FY-End ($)(1)
	Exercise	Value Realized	(Exercisable/	(Exercisable/
Name	(#)	($)	Unexercisable)	Unexercisable)
Thomas W. Dickson	1,800	$21,780	62,712/29,000	$588,137	/$288,760
John B. Woodlief	25,000	$133,844	57,000/18,000	$692,120	/$179,955
Frederick J. Morganthall, II	7,783	$56,662	29,217/16,000	$269,479	/$159,545
Fred A. Jackson	3,000	$32,355	43,770/18,000	$456,266	/$179,955
____________________

(1)	Based on the closing price of the Company’s Common Stock on the New York Stock Exchange (the “Closing Price”) on September 29, 2006 of $26.03.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for setting total compensation for executives of the Company and for overseeing the Company’s various executive compensation plans and the overall management compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms and industry surveys and resources in executing its responsibilities. The Compensation Committee, which is composed of the four independent directors listed at the conclusion of this report, met once during fiscal 2006.

General Executive Compensation Philosophy

     A primary objective of the Company’s executive compensation program is to enhance shareholder value in the Company while attracting, retaining and rewarding highly qualified executives. Accordingly, the Compensation Committee seeks to tailor competitive compensation packages that motivate the Company’s executives to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company’s executive compensation package consists generally of annual base salary, annual cash incentive bonuses, long-term equity incentive compensation, such as stock options or restricted stock grants, and other benefits.

     Annual Cash Compensation. The Company’s annual cash compensation for its executives consists of base salary and cash incentive bonuses. As a starting point for determining the total annual compensation levels for executives, the Compensation Committee considers surveys of the annual compensation packages of companies that the Company believes are its competitors. The companies surveyed typically consist of (i) companies that operate in the specific industries in which the Company’s subsidiaries operate, (ii) regional companies that are comparable in size to the Company and (iii) other companies with which the Company believes it competes for its top executives. The companies that participate in the compensation survey include some, but not all, of the companies in the Standard & Poor’s (“S&P”) Food Retail Index and the S&P Apparel, Accessories and Luxury Goods Index used in preparing the shareholder return graph included elsewhere in this proxy statement, as well as several other companies that are not included in any of the indices represented in such graph.

     The total annual cash compensation levels of the respective executives also reflect the varying duties and responsibilities of each individual executive’s position with the Company or a subsidiary, as appropriate, with consideration given to the relative size and complexity of each business unit, as well as the unit’s relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual cash compensation of executives employed by the holding Company is somewhat higher than cash compensation for executives of the subsidiary companies, primarily due to the higher level of responsibilities of the holding Company executives for the Company’s total performance.

     In its annual review of base salaries, the Compensation Committee meets with the Company’s Chief Executive Officer with regard to the base salaries of the Company’s executive officers other than the Chief Executive Officer. The Chief Executive Officer recommends any base salary adjustments for these officers to the Committee for its review, with changes in salary being based upon the individual’s performance, the performance of the Company or its subsidiaries, as applicable, and the individual’s level of responsibility. The Committee accepts, rejects or modifies the Chief Executive Officer’s recommendations at its discretion. The Committee then makes a recommendation to the full Board for its approval. The Compensation Committee, along with the Chairman of the Corporate Governance & Nominating Committee, performs the annual evaluation of the Chief Executive Officer. The compensation for the Chief Executive Officer is approved by the independent directors upon the recommendation of the Committee.

     Annual cash incentive bonuses are provided through a bonus plan that the Company maintains for certain salaried personnel. The bonus plan directly links incentive pay to achievement of predetermined, objective performance goals. For an executive employed directly by the holding Company, incentive pay is based on a return on invested capital (“ROIC”) calculated as net operating profit after tax divided by invested capital at the beginning of the fiscal year (“NOPAT Return”). With respect to an executive officer employed directly by Harris

Teeter, Inc. (“Harris Teeter”), the Company’s supermarket subsidiary, and American & Efird, Inc. (“A&E”), the Company’s thread subsidiary, incentive compensation is based on operating profit margin and ROIC on capital employed (adjusted for unusual charges or credits as appropriate), respectively, for such subsidiary. Generally, if the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, which are approved by the Compensation Committee, executives are paid a predetermined percentage of base compensation as incentive pay. The percentage of base compensation payable as incentive compensation increases as the return or profit margin relative to the predetermined performance goal increases. The Compensation Committee has the discretion to apply a modifier to increase the calculated incentive compensation of Harris Teeter executive officers due to individual performance or to decrease the percentage of base compensation payable as incentive compensation if deemed appropriate. As discussed later in this report, the Board of Directors has adopted the Ruddick Corporation Cash Incentive Plan (the “Cash Incentive Plan”), which is subject to shareholder approval. The Company’s annual cash incentive bonus criteria for fiscal 2007 have been established under the Cash Incentive Plan. Please refer to “Proposal to Approve the Ruddick Corporation Cash Incentive Plan” for details about the Cash Incentive Plan.

     Generally, the total annual compensation paid to the Company’s executives is approximately the median of the range of total annual compensation provided by the competitor companies for both the Chief Executive Officer and the remaining executive officers.

     Long-Term Equity Incentive Compensation. The Compensation Committee believes that the executive compensation program should provide executives — who have significant responsibility for the management, growth and future success of the Company — with an opportunity to increase their ownership in the Company and thereby gain from any long-term appreciation in the Company’s stock. Historically, the Company provided long-term equity incentive compensation to its executives through the grant of options pursuant to its shareholder approved equity incentive plans. Beginning in fiscal 2005, the Company began to utilize grants of restricted stock, which is another award type that is available under the Company’s equity incentive plans. Options generally were granted at the prevailing market value of the Company’s Common Stock and only had value if the Company’s stock price increased over the life of the option. Restricted stock grants award the grantee shares of Common Stock that are subject to restrictions on ownership and when the conditions are satisfied, the shares become owned outright by the executive.

     In fiscal 2006, the Company made two types of restricted stock grants to various employees of the Company and its operating subsidiaries, including the executive officers: time-based restricted stock and performance-based restricted stock. All of the fiscal 2006 restricted stock grants were made in November 2005 and generally half of each grant was time-based restricted stock and the other half was performance-based restricted stock. The time-based restricted stock will vest 20% per year on each of the first five anniversaries of the date of the award. The grants of performance-based restricted stock entitled each recipient to an issuance of restricted stock in November 2006 (fiscal 2007), subject to the achievement of certain financial goals for fiscal 2006. For executives employed by Harris Teeter and A&E, issuances of performance-based restricted stock were 100% subject to the applicable company meeting its respective operating profit projections for fiscal 2006, while issuances to holding Company executives were dependent as to 85% on Harris Teeter meeting its operating profit projections and as to 15% on A&E meeting its operating profit projections. Once issued, these performance-based shares of restricted stock vest 25% per year on each of the first four anniversaries of the date of the issuance. Reference is made to the Summary Compensation Table for more information regarding the restricted stock grants. The criteria considered by the Compensation Committee in granting restricted stock included relevant market data, level of responsibility or position with the Company or its subsidiaries, performance, new employment and promotions. The Compensation Committee also considers the number of options or shares of restricted stock previously granted to employees when approving new restricted stock grants. The Compensation Committee believes that equity based incentive compensation provides the Company’s executive officers a vested interest in the long-term financial performance of the Company, closely aligning the interests of the shareholders and executives, with the goal of increasing shareholder value in the Company.

     As discussed later in this report, the Board of Directors has adopted the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (the “Addendum”), which is subject to shareholder approval. The Company’s annual bonus criteria for fiscal 2007 have been established under the Addendum. Please refer to “Proposal to Approve the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan” for details about the Addendum.

     The Compensation Committee oversees the Company’s various equity incentive plans, including the approval, based upon management recommendations, of the employees to whom options and restricted stock are granted, the terms on which such options and restricted stock are granted and the number of shares subject to such options or grants. In general, criteria to determine which key employees are eligible to participate in the equity incentive plans include the duties of the respective employees, their present and potential contributions to the success of the Company or its subsidiaries and the anticipated number of years of effective service remaining.

     Other Compensation. In addition to the above forms of compensation, the Company and its subsidiaries also maintain various life insurance plans for its executive officers and certain other key employees of the Company or its subsidiaries. The Company maintains the SERP, in which executives participate at the discretion of the SERP administrative committee, whose members are the same as the Compensation Committee. The Company also maintains the Pension Plan, the ESOP, the Ruddick Retirement and Savings Plan and the Ruddick Corporation Flexible Deferral Plan in which executives and other employees are entitled to participate upon satisfaction of the eligibility requirements set forth in the respective plans. The Committee considers these other forms of compensation, as well as perquisites made available to executive officers, when setting annual base salary, incentive compensation and long-term incentive compensation. Certain of the Company’s benefit plans were amended in fiscal 2005. For more on these amendments, please refer to the information under the caption “Pension Plans” appearing elsewhere in this Proxy Statement.

Compensation for Chief Executive Officer

     The general philosophy and policies of the Compensation Committee described previously are equally applicable to the compensation recommendations made with respect to Thomas W. Dickson, the Chairman of the Board, President and Chief Executive Officer of the Company.

     The overall level of annual compensation in fiscal 2006 for Mr. Dickson generally was determined based on the process described above in “Annual Cash Compensation.” The increase in the base salary paid to Mr. Dickson in fiscal 2006 reflects primarily the Compensation Committee’s consideration of relevant market data and its subjective evaluation of his achievement of personal performance objectives and corporate operating results, including the NOPAT Return on beginning invested capital, during fiscal 2006.

     Fiscal 2006 annual cash incentive compensation under the bonus plan for Mr. Dickson was determined based on the NOPAT Return on beginning invested capital. Pursuant to this formula, if a predetermined minimum return is achieved in a given fiscal year, Mr. Dickson is entitled to incentive compensation equal to 48% of his base compensation. The percentage of base compensation payable as incentive compensation increases as the NOPAT Return on beginning invested capital increases. During the 2006 fiscal year, Mr. Dickson earned cash incentive compensation equal to 89% of his base pay. His cash incentive compensation for fiscal 2005 was 86% of his fiscal 2005 base pay. Additionally, Mr. Dickson was granted restricted stock in fiscal 2006 on terms consistent with those discussed under the heading of this report entitled “Long-Term Equity Incentive Compensation.”

Deductibility of Compensation Expenses

     Section 162(m) of the Internal Revenue Code of 1986 generally limits the tax deductibility by the Company for compensation paid to the Chief Executive Officer and the other most highly compensated executive officers to $1 million per officer per year, unless it qualifies as “performance-based” compensation. To qualify as “performance-based,” compensation payments must satisfy certain conditions, including limitations on the discretion of the Compensation Committee in determining the amounts of such compensation. It is the

Company’s current policy that, to the extent possible, compensation paid to its executive officers be deductible under Section 162(m) of the Internal Revenue Code. In furtherance of this policy, the Board of Directors has adopted the Cash Incentive Plan and the Addendum, each of which are subject to shareholder approval. The Cash Incentive Plan and the Addendum have each been structured in a manner such that payments under them can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. Please refer to “Proposal to Approve the Ruddick Corporation Cash Incentive Plan” and “Proposal to Approve the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan” for details about the Cash Incentive Plan and Addendum and the deductibility of awards under the plans.

SUBMITTED BY THE
COMPENSATION COMMITTEE

John R. Belk
John P. Derham Cato
James E. S. Hynes
Bailey W. Patrick

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
FOR FIVE-YEAR PERIOD ENDING SEPTEMBER 30, 2006

     The following graph presents a comparison of the yearly percentage change in the Company’s cumulative total shareholders’ return on the Company’s Common Stock with the (i) Standard & Poor’s 500 Index, (ii) Standard & Poor’s Midcap 400 Index, (iii) Standard & Poor’s Food Retail Index, and (iv) Standard & Poor’s Apparel, Accessories & Luxury Goods Index for the five-year period ended September 30, 2006.

Comparison of Five-Year Cumulative Total Return*
Among Ruddick Corporation and Certain Indices**

	Cumulative Total Return
	9/30/01	9/30/02	9/30/03	9/30/04	9/30/05	9/30/06
RUDDICK CORPORATION	100.00	101.49	106.46	137.42	164.41	189.24
S & P 500	100.00	79.51	98.91	112.63	126.43	140.08
S & P MIDCAP 400	100.00	95.30	120.85	142.07	173.54	184.93
S & P FOOD RETAIL	100.00	63.32	66.79	62.61	78.54	81.52
S & P APPAREL, ACCESSORIES & LUXURY GOODS	100.00	125.97	141.93	172.31	205.99	232.74
____________________

*	$100 invested on 9/30/01 in stock or index-including reinvestment of dividends.

**	The Company utilizes two indices, rather than a single index, for its peer group comparison: Standard & Poor’s Food Retail Index and Standard & Poor’s Apparel, Accessories & Luxury Goods Index. The Company believes that the separate presentation of these indices more accurately corresponds to the Company’s primary lines of business.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of October 1, 2006 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a) (1)	(b) (2)	(c)
Equity compensation plans
approved by security
holders	1,237,951	$15.82	2,198,643
Equity compensation plans
not approved by security
holders	-0-	-0-	-0-
Total	1,237,951	$15.82	2,198,643
____________________

(1)	Includes grants of 58,723 shares of “performance-based” restricted stock outstanding as of October 1, 2006. Excludes 91,884 shares of Common Stock that are deliverable in connection with the 91,884 stock units outstanding under the Ruddick Corporation Director Deferral Plan (the “Deferral Plan”) that have been accumulated in a rabbi trust for the purpose of funding distributions from the Deferral Plan. Does not include any shares of time-based restricted stock that were outstanding as of October 1, 2006 since these shares are already outstanding and do not represent potential dilution. For more information on the Company’s time-based restricted stock and performance-based restricted stock grants, see the information under the caption “Report of the Compensation Committee – Long-Term Equity Incentive Compensation” appearing elsewhere in this Proxy Statement.

(2)	The weighted average exercise price does not take into account performance-based restricted stock awards or stock units outstanding as of October 1, 2006.

PROPOSAL TO APPROVE THE RUDDICK CORPORATION
CASH INCENTIVE PLAN

     Effective October 2, 2006, the Board of Directors of the Company established the Ruddick Corporation Cash Incentive Plan (the “Plan”). The Plan formalizes the Company’s annual cash incentive program that it historically has provided for certain salaried personnel, including each of the Company’s executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Plan provides a non-exclusive framework that can satisfy the standards of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Under the Plan the Compensation Committee of the Board of Directors (the “Committee”) will designate performance measures and a bonus formula with respect to a performance period for each Plan participant. Utilizing those criteria and other factors that the Committee determines appropriate, the Committee uses the Plan to reward accomplishments achieved or recognized during the performance period. The Board believes that the Plan benefits shareholders because it creates a strong incentive for executives to meet or exceed specified financial goals. Shareholders are being asked to approve the Plan to fulfill one of the requirements to qualify the amounts paid pursuant to the Plan for a United States federal income tax deduction.

     The Board believes that it is in the best interests of the Company and its shareholders to provide for a shareholder-approved plan under which bonuses paid to its executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Company has structured the Plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, Section 162(m) of the Code places a limit on the deductibility for federal income tax purposes of the compensation paid to the Named Executive Officers who were employed by the Company on the last day of its taxable year. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Plan is discussed below, and shareholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m) of the Code. The Board of Directors recommends that the shareholders vote FOR the approval of the Plan.

     The proposal for approval of the Plan will require the affirmative vote of the holders of a majority of the votes cast with respect to this matter at the Annual Meeting. Accordingly, while abstentions and broker non-votes, if any, will count for purposes of establishing a quorum, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter.

     The following constitutes a brief discussion of the material features of the Plan, and is qualified in its entirety by reference to a copy of the Plan which is attached as Appendix A to this Proxy Statement.

Administration

     The Committee has complete authority to: (i) select from the eligible participants the individuals to whom awards under the Plan may from time to time be paid, (ii) determine the performance periods and performance goals upon which payment of awards under the Plan will be based, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable to discharge its duties under the Plan. The Committee will have the responsibility for general administration and interpretation of the Plan, except to the extent inconsistent with Section 162(m) of the Code. The Committee may delegate its administrative tasks to the Company’s employees or others as it deems appropriate.

Participation and Eligibility

     Each of the Company’s employees (including employees of the Company’s subsidiaries) who is considered an “executive officer” within the meaning of the Securities Exchange Act of 1934, as amended, is eligible to participate in the Plan. The Company’s non-employee directors are not entitled to participate in the Plan. Currently, the Company’s four Named Executive Officers are the only persons eligible to participate in the Plan.

     If a person ceases to be an executive officer or becomes an executive officer during a performance period, such participant may receive a prorated bonus under the Plan. A participant generally will forfeit any bonus for a performance period during which the participant is involuntarily terminated by the Company or terminates his or her employment with the Company for any reason, unless employment was terminated due to early, normal or late retirement.

Plan Operation

     Within the earlier of (i) 90 days after commencement of a performance period, or (ii) the expiration of 25% of the performance period, the Committee will designate or approve:

  the performance period (the Plan defines “performance period” to mean the Company’s fiscal year or such other period that the Committee may establish),

  the employees (designated by position or name) who will be participants in the Plan for the performance period,

  the performance measures and targeted performance goals for those measures during the performance period, and the bonus formula applicable to each participant for the performance period (which can be set on an individual or group basis).

     When the Committee establishes a bonus program, the Committee first determines the length of the performance period in which a bonus program applies. For example, the Committee determined at its November 2006 meeting that the fiscal 2007 cash incentive awards will have a performance period that coincides with the Company’s 2007 fiscal year. The Committee also determines the performance measures, and associated weighting and targeted goals, for the applicable performance period.

Business Criteria and Maximum Amount of Compensation Payable Under the Plan

     The performance measures for any performance period will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a region, business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee: (i) return on invested capital, (ii) net operating profit (before or after tax), (iii) operating profit margin, (iv) gross margin, (v) operating profit, (vi) earnings before income taxes, (vii) earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), (viii) earnings per share (on a GAAP or non-GAAP basis), (ix) growth in any of the foregoing measures, (x) stock price, (xi) return on equity or average shareholders’ equity, (xii) total shareholder return, (xiii) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xiv) return on capital, (xv) return on assets or net assets, (xvi) return on investment, (xvii) economic value added, (xviii) market shares, (xix) overhead or other expense reduction, (xx) credit rating, strategic plan development and implementation, (xxi) succession plan development and implementation, (xxii) improvement in workforce, (xxiii) diversity, (xxiv) customer indicators, (xxv) improvements in productivity, (xxvi) attainment of objective operating goals and (xxvii) employee metrics.

     The Plan further provides that the Committee may appropriately adjust any evaluation of performance under a performance measure to exclude any of the following events that occurs during a performance period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any the Company press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items. However, in no event will the Committee use its discretion to increase a bonus paid to a participant.

     The maximum bonus that any one participant may be paid under the Plan in any one fiscal year is $1.5 million.

Committee Certification and Determination of Awards

     The bonus amount for each participant is determined after calculating the amount payable under the bonus formula approved at the beginning of the performance period for the participant. After the conclusion of each performance period, the Committee will determine and certify the extent to which the targeted goals for the performance measures applicable to the performance period were achieved or exceeded. The Committee will also certify the bonus amount for each participant for the performance period based upon bonus formula for such participant as previously established by the Committee. The Committee has the authority to reduce or eliminate the amount of any bonus payable under the Plan to any participant; however, the Committee cannot increase the bonus amounts payable under the Plan in excess of the maximum that a participant would receive based on the bonus formula established for the participant at the beginning of the performance period.

Non-exclusivity

     Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company’s executive officers, directors or other employees regardless of shareholders’ approval of the Plan. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable. However, for payments under the Plan to qualify as performance-based compensation under Section 162(m), any such other or additional compensation arrangements may not be designed to provide Plan participants all or part of the compensation they would receive under the Plan regardless of whether the performance goal is attained.

Term, Amendment and Termination of the Plan

     The Plan is effective as of October 2, 2006, provided that the Plan will terminate unless it is approved by shareholders at the Annual Meeting. If the shareholders do not approve the Plan, awards that are comparable to the 2007 Cash Incentive Awards are expected to be granted in accordance with the Company’s historical cash incentive program, however, these awards will not be eligible for deduction under Section 162(m) to the extent the participant’s total compensation exceeds the $1 million limit established by Section 162(m). If the Plan is approved by shareholders, the Committee may establish additional bonus grants for subsequent performance periods until the earlier of (i) its termination at the discretion of the Committee, (ii) the date any shareholder approval requirement under Section 162(m) of the Code ceases to be met or (iii) the date that is five years after the Annual Meeting.

     The Committee may amend, suspend or terminate the Plan at any time as it may deem proper and in the best interests of the Company; provided that no amendment, suspension or termination may be made that would increase the amount of compensation payable pursuant to a bonus awarded under the Plan or cause amounts payable under the Plan to fail to qualify as performance-based compensation under Section 162(m) of the Code. Administrative changes or changes required by law may be made by the Committee. To the extent required under applicable law, amendments to the Plan will be subject to shareholder approval.

New Plan Benefits

     The performance criteria for the Company’s fiscal 2007 cash incentive awards to the Named Executive Officers have been established under the Plan (the “2007 Cash Incentive Awards”). These awards entitle each recipient to a cash payment in fiscal 2008, subject to the achievement of certain financial goals for fiscal 2007. Generally, if the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as incentive pay. The percentage of base compensation payable as incentive compensation increases as the return or profit margin relative to the predetermined performance goal increases. Amounts to be received, if any, by the participants in connection with the 2007 Cash Incentive Awards are based on the Company’s fiscal 2007 performance, and, accordingly, the value of the awards is not currently determinable. However, for the purposes of illustration only, set forth herein are the amounts that would have been received in connection with the 2007 Cash Incentive Awards if the Plan and these awards had been in effect for fiscal 2006.

Ruddick Corporation Cash Incentive Plan

Name and Position	Dollar Value ($) (1)
Thomas W. Dickson	466,200
Chairman of the Board of Directors,
President and Chief
Executive Officer of the Company
John B. Woodlief	283,050
Vice President—Finance
and Chief Financial
Officer of the Company
Frederick J. Morganthall, II	273,800
President of Harris
Teeter, Inc.
Fred A. Jackson	0
President of
American & Efird,
Inc.
Executive Group	1,023,050
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0
____________________

(1)	For executives employed directly by the holding Company, the 2007 Cash Incentive Awards are based on NOPAT Return. With respect to an executive officer employed directly by Harris Teeter, the Company’s supermarket subsidiary, and A&E, the Company’s thread subsidiary, the 2007 Cash Incentive Awards are based on operating profit margin and ROIC on capital employed (adjusted for unusual charges or credits as appropriate), respectively, for such subsidiary.

Federal Income Tax Consequences

     All amounts paid pursuant to the Plan constitute taxable income to the employee when received. If a participant elects to defer a portion of the bonus, the participant may be entitled to defer the recognition of income. Generally, and subject to Section 162(m) of the Code, the Company will be entitled to a federal income tax deduction when amounts paid under the Plan are included in employee income. Subject to shareholder approval of the Plan, the failure of any aspect of the Plan to satisfy Section 162(m) shall not void any action taken by the Committee under the Plan.

     As stated previously, the Plan is being submitted for shareholder approval at the Annual Meeting so that payments under the Plan can qualify for deductibility by the Company under Section 162(m) of the Code. However, shareholder approval of the Plan is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable under the Plan to qualify for the “performance-based” compensation exemption under Section 162(m) of the Code, and submission of the Plan to shareholder approval should not be viewed as a guarantee that all amounts paid under the Plan will in practice be deductible by the Company.

     The foregoing is only a summary of the effect of federal income taxation upon employees and the Company with respect to amounts paid pursuant to the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

PROPOSAL TO APPROVE THE ADDENDUM TO THE RUDDICK CORPORATION
2002 COMPREHENSIVE STOCK OPTION AND AWARD PLAN

     Effective October 2, 2006, the Board of Directors of the Company established the Addendum (the “Addendum”) to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (the “Comprehensive Award Plan”). The Comprehensive Award Plan was approved by the Company’s shareholders at the February 20, 2003 annual meeting. Under the Comprehensive Award Plan, the Company grants from time to time stock options, shares of restricted stock, stock awards or performance shares, or a combination of any such awards.

     The Addendum provides the Compensation Committee of the Board of Directors (the “Committee”) with the discretion to establish performance goals consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and, if approved by shareholders, will provide a non-exclusive framework so that restricted stock and performance share awards (“Eligible Awards”) established under the Addendum and made under the Comprehensive Award Plan are potentially deductible under Section 162(m).

     Pursuant to the Addendum, the Committee will designate performance measures and a bonus formula with respect to a performance period for each Eligible Award. Shareholders are being asked to approve the Addendum to fulfill one of the requirements to qualify the amounts paid pursuant to the Eligible Awards for a United States federal income tax deduction. Shareholder approval is being sought only for the Addendum and not for the Comprehensive Award Plan which, as noted above, has already been approved by the shareholders. SHAREHOLDERS ARE NOT BEING ASKED TO APPROVE ANY ADDITIONAL SHARES FOR ISSUANCE UNDER THE COMPREHENSIVE AWARD PLAN OR TO OTHERWISE MODIFY THE TERMS OF THE COMPREHENSIVE AWARD PLAN.

     In general, Section 162(m) of the Code places a limit on the deductibility for federal income tax purposes of the compensation paid to the Company’s executive officers named in the Summary Compensation Table (the “Named Executive Officers”) who were employed by the Company on the last day of its taxable year. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Addendum is discussed below, and shareholder approval of the Addendum will be deemed to constitute approval of each of these aspects of the Addendum for purposes of the approval requirements of Section 162(m) of the Code.

     The proposal for approval of the Addendum will require the affirmative vote of the holders of a majority of the votes cast with respect to this matter at the Annual Meeting. Accordingly, while abstentions and broker non-votes, if any, will count for purposes of establishing a quorum, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter.

The Board of Directors recommends that the shareholders vote FOR the approval of the Addendum.

     The following constitutes a brief discussion of the material features of the Comprehensive Award Plan, as modified by the Addendum. The following discussion is qualified in its entirety by reference to a copy of the Addendum, which is attached as Appendix B to this Proxy Statement, and the Comprehensive Award Plan, which is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended October 1, 2006.

Administration

     The Committee has complete authority to: (i) select from the eligible participants the individuals to whom Eligible Awards established pursuant to the Addendum may from time to time be paid, (ii) determine the performance periods and performance goals upon which payment of awards under the Comprehensive Award Plan, including Eligible Awards, will be based, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable to discharge its duties under the Comprehensive Award Plan and the Addendum. The Committee will have the responsibility for general administration and interpretation of the Comprehensive Award Plan and the Addendum, except to the extent inconsistent with Section 162(m) of the Code. The Committee may delegate its administrative tasks to the Company’s employees or others as it deems appropriate.

Participation and Eligibility

     Each of the Company’s employees (including employees of the Company’s subsidiaries) who is considered an “executive officer” within the meaning of the Securities Exchange Act of 1934, as amended, is eligible to receive Eligible Awards under the Addendum. The Company’s non-employee directors are not entitled to participate in the Addendum, however such persons are eligible to receive awards under the Comprehensive Award Plan. Currently, the Company’s four Named Executive Officers are the only persons eligible to receive Eligible Awards established pursuant to the Addendum.

     If a person ceases to be an executive officer or becomes an executive officer during a performance period, such participant may receive a prorated award. A participant generally will forfeit any Eligible Award for a performance period during which the participant is involuntarily terminated by the Company or terminates his or her employment with the Company for any reason, unless employment was terminated due to early, normal or late retirement.

Addendum Operation

     Within the earlier of (i) 90 days after commencement of a performance period, or (ii) the expiration of 25% of the performance period, the Committee will designate or approve:

  the performance period (the Addendum defines “performance period” to mean the Company’s fiscal year or such other period that the Committee may establish),

  the employees (designated by position or name) who will be participants in the Addendum for the performance period,

  the performance measures and targeted performance goals for those measures during the performance period, and the award formula applicable to each participant for the performance period (which can be set on an individual or group basis).

     When the Committee establishes an Eligible Award under the Addendum, the Committee first determines the length of the performance period that applies. For example, the Committee determined at its November 2006 meeting that the fiscal 2007 performance-based restricted stock awards will have a performance period that coincides with the Company’s 2007 fiscal year. The Committee also determines the performance measures, and associated weighting and targeted goals, for the applicable performance period.

Business Criteria and Maximum Amount of Compensation Payable

     The performance measures for any performance period will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a region, business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee: (i) return on invested capital, (ii) net operating profit (before or after tax), (iii) operating profit margin, (iv) gross margin, (v) operating profit, (vi) earnings before income taxes, (vii) earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), (viii) earnings per share (on a GAAP or non-GAAP basis), (ix) growth in any of the foregoing measures, (x) stock price, (xi) return on equity or average shareholders’ equity, (xii) total shareholder return, (xiii) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xiv) return on capital, (xv) return on assets or net assets, (xvi) return on investment, (xvii) economic value added, (xviii) market shares, (xix) overhead or other expense reduction, (xx) credit rating, strategic plan development and implementation, (xxi) succession plan development and implementation, (xxii) improvement in workforce, (xxiii) diversity, (xxiv) customer indicators, (xxv) improvements in productivity, (xxvi) attainment of objective operating goals and (xxvii) employee metrics.

     The Addendum further provides that the Committee may appropriately adjust any evaluation of performance under a performance measure to exclude any of the following events that occurs during a performance period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any the Company press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items. However, in no event will the Committee use its discretion to increase an Eligible Award paid to a participant.

     The maximum value of an award that any one participant may be paid pursuant to an Eligible Award established pursuant to the Addendum in any one fiscal year is $1.5 million.

Committee Certification and Determination of Awards

     The amount of the Eligible Award to be issued to each participant is determined after calculating the amount payable under the award formula approved at the beginning of the performance period for the participant. After the conclusion of each performance period, the Committee will determine and certify the extent to which the targeted goals for the performance measures applicable to the performance period were achieved or exceeded. The Committee will also certify the Eligible Award amount for each participant for the performance period based upon the award formula for such participant as previously established by the Committee. The Committee has the authority to reduce or eliminate the amount of any Eligible Award payable under the Comprehensive Award Plan to any Addendum participant; however, the Committee cannot increase the equity incentive award amounts payable under the Addendum in excess of the maximum that a participant would receive based on the award formula established for the participant at the beginning of the performance period.

Non-exclusivity

     Nothing contained in the Addendum or the Comprehensive Award Plan prevents the Board from adopting other or additional compensation arrangements that provide for bonuses or other forms of equity incentive compensation for the Company’s executive officers, directors or other employees regardless of shareholders’ approval of the Addendum, subject to applicable law, regulations and New York Stock Exchange listing standards. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable. However, for Eligible Awards established under the Addendum to qualify as performance-based compensation under Section 162(m), any such other or additional compensation arrangements may not be designed to provide Addendum participants all or part of the compensation they would receive under the Addendum regardless of whether the performance goal is attained.

Term, Amendment and Termination of the Addendum

     The Addendum is effective as of October 2, 2006, provided that the Addendum will terminate unless it is approved by shareholders at the Annual Meeting. If the shareholders do not approve the Addendum, awards that are comparable to the 2007 Performance-Based Awards are expected to be granted under the existing Comprehensive Award Plan, however, these awards will not be eligible for deduction under Section 162(m) to the extent the participant’s total compensation exceeds the $1 million limit established by Section 162(m). If the Addendum is approved by shareholders, the Committee may establish additional Eligible Awards for subsequent performance periods until the earlier of (i) its termination at the discretion of the Committee, (ii) the date any shareholder approval requirement under Section 162(m) of the Code ceases to be met or (iii) the date that is five years after the Annual Meeting.

     The Committee may amend, suspend or terminate the Addendum at any time as it may deem proper and in the best interests of the Company; provided that no amendment, suspension or termination may be made that would increase the amount of compensation payable pursuant to an Eligible Award established under the Addendum or cause amounts payable pursuant to Eligible Awards established under the Addendum to fail to qualify as performance-based compensation under Section 162(m) of the Code. Administrative changes or changes required by law may be made by the Committee. To the extent required under applicable law, amendments to the Addendum will be subject to shareholder approval.

New Plan Benefits

     The performance criteria for the Company’s fiscal 2007 performance-based restricted stock awards to the Named Executive Officers have been established under the Addendum (the “2007 Performance-Based Awards”). These awards entitle each recipient to an issuance of restricted stock in November 2007 (fiscal 2008), subject to the achievement of certain financial goals for fiscal 2007. Once issued, these shares of restricted stock vest 25% per year on each of the first four anniversaries of the date of the issuance. Amounts to be received, if any, by the participants in connection with the 2007 Performance-Based Awards are based on the Company’s fiscal 2007 performance, and, accordingly, the value of the awards is not currently determinable. However, for the purposes of illustration only, set forth herein are the amounts that would have been received in connection with the 2007 Performance-Based Awards if the Addendum and these awards had been in effect for fiscal 2006.

Addendum to the Ruddick Corporation 2002 Comprehensive
Stock Option and Award Plan

Name and Position	Dollar Value ($) (1)	Number of Shares (2)
Thomas W. Dickson	303,875	10,625
Chairman of the Board of Directors,
President and Chief
Executive Officer of the Company
John B. Woodlief	151,952	5,313
Vice President—Finance
and Chief Financial
Officer of the Company
Frederick J. Morganthall, II	178,750	6,250
President of Harris
Teeter, Inc.
Fred A. Jackson	0	0
President of
American & Efird,
Inc.
Executive Group	634,577	22,188
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	0	0
____________________

(1)	Assumes the 2007 Performance-Based Awards were issued and valued based on the Closing Price as of November 16, 2006, and that A&E did not achieve their operating profit projection as was the case in fiscal 2006.

(2)	For executives employed by Harris Teeter and A&E, issuances of performance-based restricted stock under the 2007 Performance-Based Awards are 100% subject to the applicable company meeting its respective operating profit projections for fiscal 2007, while issuances of performance-based restricted stock under the 2007 Performance-Based Awards to holding Company executives are dependent as to 85% on Harris Teeter meeting its operating profit projections and as to 15% on A&E meeting its operating profit projections.

Summary Description of the Comprehensive Award Plan

     The following discussion summarizes the material terms of the Comprehensive Award Plan.

     General. Under the Comprehensive Award Plan, stock options, shares of restricted stock, stock awards or performance shares, or a combination of any such awards (collectively, “Awards”) may be granted from time to time to any employee of the Company or its subsidiaries, members of the Board of Directors of the Company and any other person whose participation the Committee determines is in the best interest of the Company. As of October 1, 2006, there were approximately 22,400 employees, including the four Named Executive Officers, and eleven non-employee directors who were eligible to participate in the Comprehensive Award Plan.

     Shares Reserved for Issuance. The Company has reserved 2,000,000 shares of its common stock for issuance under the Comprehensive Award Plan, subject to adjustment to protect against dilution in the event of certain changes in capitalization of the Company. As of October 1, 2006, there were approximately 1,749,000 shares of common stock that remained available for issuance under the Comprehensive Award Plan (which excludes awards granted in fiscal 2006 that may be issued in fiscal 2007 depending on performance).

     Administration. The Comprehensive Award Plan is administered by the Compensation Committee of the Board of Directors. Generally, the Committee has complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards.

     Award Types. The following is a brief description of the types of awards that may be made under the Comprehensive Award Plan.

  Restricted Stock. Restricted stock generally consists of shares of common stock that at the time of award are subject to restrictions or limitations as to the participant’s ability to sell, transfer, pledge or assign such shares. Shares of restricted stock may vest, and all or a portion of the applicable restrictions may lapse, from time to time over one or more restricted periods, based on such factors as continued employment, the passage of time or other measures as the Committee determines. Except as expressly provided otherwise, persons to whom shares of restricted stock have been awarded will have all rights of a shareholder of the Company with respect to such shares, unless and until such shares are otherwise forfeited by such person.

  Performance Shares. A performance share generally consists of a unit valued by reference to the Company’s common stock. The value of one performance share will be equal at any given time to the Fair Market Value (as defined in the Comprehensive Award Plan) of one share of common stock. Performance shares generally may be earned by a participant only if the participant achieves certain performance objectives that are determined by the Committee at the time of the award.

  Stock Awards. Upon the issuance of a stock award, the participant immediately becomes the owner of common stock, fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the company with respect to the awarded shares.

  Stock Options. A stock option entitles the holder to receive a share of common stock in exchange for the exercise price of the option. In the discretion of the Committee, the price due upon exercise of an option may be paid in cash or shares of the Company’s common stock valued at their then current Fair Market Value, or a combination of both. The Committee may grant either incentive stock options for purposes of the Code, or nonqualified stock options under the Comprehensive Award Plan. Incentive stock options may be granted only to persons who are employees of the Company or its subsidiaries (including directors of the Company who are also employees of the Company or a subsidiary but excluding non-employee directors of the Company).

     Automatic Grants to Non-Employee Directors. The Comprehensive Award Plan generally provides that, to the extent an award is not made pursuant to any of the Company’s other equity incentive plans, newly elected non-employee Directors shall automatically receive a stock option to purchase 10,000 shares of common stock. These options are immediately vested, and the exercise price per share of these options is equal to the fair market value of the Company’s common stock on the date of the director’s election.

     Change of Control or Other Fundamental Change. In the event of certain mergers or reorganizations, participants generally will be entitled to exercise stock options and receive the number and class of securities or other property they would have been entitled in the merger or reorganization if the option was exercised prior to the merger or reorganization. The Committee, in its discretion, may provide for similar adjustments upon the occurrence of such events with respect to other Awards outstanding under the Comprehensive Award Plan. The Comprehensive Award Plan also generally provides that, upon a change of control of the Company, as defined in the Comprehensive Award Plan, conditions on the Awards as to performance and vesting will be deemed satisfied and applicable restrictions generally will be deemed lapsed. Upon the dissolution or liquidation of the Company, all outstanding Awards under the Comprehensive Award Plan shall terminate. Upon the adoption of a plan of dissolution or liquidation, all outstanding Awards shall be exercisable in full and all restrictions shall lapse, to the extent described in the previous paragraph.

Federal Income Tax Consequences

     The following is a brief description of the federal income tax consequences to the participants and the Company regarding Awards under the Comprehensive Award Plan, including Eligible Awards established under the Addendum. All ordinary income recognized by a participant with respect to Awards under the Comprehensive Award Plan shall be subject to both wage withholding and employment taxes. The deduction allowed to the Company for the ordinary income recognized by a participant with respect to an Award under the Comprehensive Award Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses of the Company.

     Eligible Awards Established Under the Addendum. Generally, and subject to Section 162(m) of the Code, the Company will be entitled to a federal income tax deduction when amounts paid pursuant to Eligible Awards established under the Addendum are included in employee income. Subject to shareholder approval of the Addendum, the failure of any aspect of the Addendum to satisfy Section 162(m) shall not void any action taken by the Committee under the Addendum.

     As stated above, the Addendum is being submitted for shareholder approval at the Annual Meeting so that payments for Eligible Awards established under the Addendum can qualify for deductibility by the Company under Section 162(m) of the Code. However, shareholder approval of the Addendum is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable pursuant to Eligible Awards established under the Addendum to qualify for the “performance-based” compensation exemption under Section 162(m) of the Code, and submission of the Addendum to shareholder approval should not be viewed as a guarantee that all amounts paid pursuant to Eligible Awards established under the Addendum will in practice be deductible by the Company.

     Restricted Stock. If a participant receiving a grant of restricted stock under the Comprehensive Award Plan makes an election with respect to such shares under Section 83(b) of the Code not later than 30 days after the date the shares are transferred to the participant pursuant to such grant, the participant will recognize ordinary income at the time of transfer in an amount equal to the excess of the Fair Market Value of the shares of common stock as of the date of transfer over the price paid (if any) for such restricted stock (determined without regard to any vesting conditions or other restrictions other than a restriction which by its terms will never lapse). In the absence of such an election, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the Fair Market Value of the shares of common stock as of the date the restrictions lapse over the price paid (if any) for such stock. At the first to occur of the election or the lapsing of the restrictions, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income attributable to the participant. The participant’s holding period for the shares of common stock acquired will commence upon the first to occur of the date the participant makes an election under Section 83(b) of the Code or on the date that the restrictions lapse, and the tax basis of the shares will be the greater of their Fair Market Value on that date or the price paid for the shares (if any).

     If an election is made under Section 83(b) of the Code, dividends received on shares which are subject to restrictions will be treated as ordinary income. If a participant does not make an election under Section 83(b) of the Code, dividends received on the restricted shares prior to the date that such restrictions lapse will be treated as additional compensation and not as dividend income for federal income tax purposes.

     If (i) an election is made under Section 83(b) of the Code and (ii) before the restrictions on the shares lapse, the shares which are subject to such election are forfeited to the Company, then (a) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such election, and (b) the participant would realize a loss in an amount equal to the excess, if any, of the ordinary income previously recognized by the participant with respect to such shares over the value of such shares at the time of forfeiture. Such loss would be a capital loss if the shares are held as a capital asset at such time. In such event, the Company would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

     Performance Shares. At the time performance shares are earned, the participant will be treated as having received ordinary income equal to the Fair Market Value of the shares of common stock subject to such performance shares, whether paid in cash or by delivery of shares of common stock. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant receives. The participant’s holding period for the shares of common stock acquired (if any) will commence on the date of grant, and the tax basis of such shares will be their Fair Market Value at that time.

     Stock Awards. At the time a stock award is granted, the participant will be treated as having received ordinary income equal to the Fair Market Value of the shares of common stock acquired. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant receives. The participant’s holding period for the shares of common stock acquired will commence on the date of grant, and the tax basis of the shares will be their Fair Market Value at that time.

     Incentive Stock Options. In general, no income will result for federal income tax purposes upon either the granting or the exercise of any incentive option issued under the Comprehensive Award Plan. However, the difference between the option price of such stock and the Fair Market Value of the stock on the date of exercise is a tax preference item for purposes of calculating the alternative minimum tax on a participant’s federal income tax return. The basis of the shares acquired by the exercise of the incentive option will initially be the price paid for such shares by the participant.

     Upon the disposition of the shares acquired by exercise of the incentive option, if certain holding period requirements (at least two years from the date of grant of the option and at least one year from exercise of the option) are satisfied, the excess of the sales price over the participant’s basis in his or her shares (i.e., the option price) generally will be recognized by the participant as a capital gain. Under such circumstances, the Company will not be allowed a business expense deduction.

     If the holding period requirements with respect to incentive options are not met, the participant generally will recognize, at the time of the disposition of the stock, ordinary income in an amount equal to the difference between the basis in such shares and the lower of (i) the Fair Market Value of the stock on the date of exercise and (ii) the amount realized on the sale or exchange. If the amount realized on the sale or exchange exceeds the Fair Market Value of the stock on the date of exercise, then such excess generally will be recognized as a capital gain. In the case of a disposition prior to satisfaction of the holding period requirements which results in the recognition of ordinary income by the participant, the Company generally will be entitled to a deduction in the amount of such ordinary income recognized by the participant in the year of the disposition.

     If a participant delivers shares of common stock in payment of the option price, the participant generally will be treated as having made a like-kind exchange of such shares for an equal number of the shares so purchased, and no gain or loss will be recognized with respect to the shares surrendered to the Company in payment of said option price. In such a case, the participant will have a tax basis in a number of shares received pursuant to the exercise of the option equal to the number of shares of common stock used to exercise the option and equal to such participant’s tax basis in the shares of common stock submitted in payment of the option price. The remaining shares of common stock acquired pursuant to the exercise of the option will have a tax basis equal to the gain, if any, recognized on the exercise of the option and any other consideration paid for such shares on the exercise of the option.

     Notwithstanding the foregoing, if a participant delivers any stock acquired through the exercise of a stock option in payment of all or a portion of the option price, and the holding period requirements described above have not been satisfied with respect to the shares of stock so delivered, the use of such stock to pay a portion of the option price will be treated as a disqualifying disposition, and the participant generally will recognize income.

     Nonqualified Stock Options. The grant of nonqualified stock options under the Comprehensive Award Plan will not result in any income being taxed to the participant at the time of the grant or in any tax deduction for the Company at such time. At the time a nonqualified stock option is exercised, the participant will be treated as having received ordinary income equal to the excess of the Fair Market Value of the shares of common stock acquired as of the date of exercise over the price paid for such stock. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income attributable to the participant upon exercise. The participant’s holding period for the shares of common stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their Fair Market Value at the time of exercise or the exercise price.

     The foregoing is only a summary of the effect of federal income taxation upon employees and the Company with respect to amounts paid pursuant Awards under the Comprehensive Award Plan, including Eligible Awards established under the Addendum. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Pursuant to its authority, the Company’s Audit Committee will select the Company’s independent public accountants for the current fiscal year at a meeting prior to the Annual Meeting. A representative of KPMG LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he wishes to do so, and to respond to questions from shareholders.

Audit Fees

     The fees billed or incurred by KPMG LLP for services rendered to the Company for the fiscal years indicated below were as follows:

	Fiscal Year Ended
	October 1, 2006	October 2, 2005
Audit Fees	$1,324,993	$1,359,613
Audit Related Fees	$0	$0
Tax Fees (1)	$225,193	$244,492
All Other Fees (2)	$11,729	$167,725
____________________

(1)	Consists of $225,193 and $244,492 for tax compliance services for the 2006 and 2005 fiscal years, respectively.

(2)	Consists of $11,729 and $98,525 for due diligence assistance and other various matters related to joint venture and merger and acquisition activity for the 2006 and 2005 fiscal years, respectively, and $69,200 for assistance with the Company’s internal control documentation project for the 2005 fiscal year.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Public Accountants

     The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent public accountants. As part of this responsibility, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent public accountants must be pre-approved.

     Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If a permissible non-audit service is approved by the Chair or his designee, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s rules on auditor independence and is compatible with maintaining KPMG LLP’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2006, Metro Marketing acted as a designated broker for Harris Teeter for various of its HT Trader® private label products and other specialty products. Metro Marketing, in its role as independent broker, performed various services on behalf of Harris Teeter including order placement, interface with manufacturers for product issues or product problems, marketing and retail support services and the development of new products. Third party manufacturers represented by Metro Marketing that provide these products to Harris Teeter are required to pay Metro Marketing a fee based upon the amount of product sold. Rush Dickson (the brother of Thomas W. Dickson and son of R. Stuart Dickson) is the owner of Metro Marketing. During fiscal year 2006, Harris Teeter purchased approximately $17,735,000 of product from manufacturers represented by Metro Marketing resulting in fees of approximately $248,000 paid to Metro Marketing.

     John Dickson (the brother of Thomas W. Dickson and son of R. Stuart Dickson) is the Director of Property Development for Harris Teeter and was paid an aggregate salary, bonus and taxable perquisites of $128,043 during fiscal year 2006.

     Effective May 1, 2002, Alan T. Dickson and R. Stuart Dickson (collectively, the “Retired Executives”) retired from the Company as executive officers, but retained their positions on the Board of Directors as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. At that time, the Retired Executives became eligible to receive retirement benefits earned during their employment with the Company. The targeted aggregate annual retirement benefit for each of the Retired Executives pursuant to the SERP, Pension Plan and Social Security was $241,573. In addition, beginning in January 2003 each of Alan T. Dickson and R. Stuart Dickson began to receive monthly payments for a fifteen-year period pursuant to, and in accordance with the terms of, an historical deferred compensation plan in the amounts of $26,315 and $19,899, respectively.

     In addition, effective May 1, 2002, the Retired Executives each became entitled to certain additional benefits for so long as they continued in their capacities as Chairman of the Board and Chairman of the Executive Committee, including (i) the annual non-employee director fee, which was $26,000 during fiscal 2006, an additional annual fee in the amount of $30,000 for their respective chairmanships and a non-employee director fee for each Board of Directors or committee meeting attended, which was $1,500 during fiscal 2006, (ii) medical and dental insurance coverage that, when considered in combination with Medicare, is as comparable as reasonably possible to the medical and dental insurance provided to the Retired Executives by the Company prior to their retirement, (iii) life insurance coverage that, when considered in combination with the insurance provided to the Retired Executives by the Key Life Plan, Directors’ Term Insurance and the Senior Officers Insurance Program, is approximately equal to the face amount of coverage provided to the Retired Executives prior to their retirement ($2,625,000 for R. Stuart Dickson and $1,625,000 for Alan T. Dickson), (iv) accidental death and dismemberment plan insurance coverage, (v) use of the Company aircraft, facilities, office space, parking space to the extent such use does not interfere with normal use by the Company, and personal use of administrative support staff and (vi) payment of club dues and assessments for various organizations in which the Retired Executives hold memberships.

     Effective March 31, 2006, Thomas W. Dickson was elected the new Chairman of the Board of Directors and Alan T. Dickson and R. Stuart Dickson retired from their positions as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. As described above, since the Retired Executives have retired from their respective leadership positions on the Board, effective March 31, 2006, they stopped receiving the benefits relating to their service as Chairman of the Board and Chairman of the Executive Committee. However, in recognition of each of their 38 years of service as Company executives and their invaluable contributions to the Company, upon the approval of the Board of Directors, the Company entered into a new Supplemental Executive Retirement Plan with each of Alan T. and R. Stuart Dickson (together, the “March 2006 Retirement Plans”) that provides each an annual life-time payment in the amount of $98,000, paid in equal monthly installments. Each of the March 2006 Retirement Plans became effective as of March 31, 2006, and the first of the monthly payments began on April 1, 2006. Each of the Retired Executives has been permitted to continue to use the Company’s parking facilities and administrative support for personal purposes, but is required to reimburse the Company for such usage. Consistent with past practice, each of them may also request to use Company aircraft for personal purposes, subject to availability and approval by the Company. No reimbursement to the Company was historically required for such use, nor is reimbursement currently required or expected to be required in the future. However, IRS regulations require reporting of such use as taxable income to the individual, determined in accordance with rates prescribed by those regulations. The Retired Executives will continue to receive the retirement benefits earned as employees with the Company and, as long as they continue as non-employee directors of the Company, each will continue to receive the annual fees, meeting fees and other compensation that the Company pays its non-employee directors from time to time.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company’s directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. To the Company’s knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements for the fiscal year except for the Forms 4 of John P. Derham Cato and Frederick J. Morganthall, II which were filed by the Company on their behalf in an untimely manner due to administrative error.

SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2008 annual meeting of shareholders is August 29, 2007. Any shareholder proposal to be submitted at the 2008 annual meeting of shareholders (but not required to be included in the Company’s proxy statement), including nominations for election to the Board of Directors, must also comply with Article III, Section 12 of the Company’s Bylaws, which requires that a shareholder give written notice to the Company not later than the 45th day prior to the first anniversary of the date the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders. Shareholder proposals submitted at the 2008 annual meeting of shareholders (but not required to be included in the Company’s proxy statement) will not be considered timely unless the notice required by the Bylaws is delivered to the Secretary of the Company not later than November 12, 2007.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission rules permit registrants to send a single set of the annual report and proxy statement to any household at which two or more shareholders reside if the registrant believes they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

ANNUAL REPORT

     The Annual Report of the Company for the year ended October 1, 2006, including financial statements, accompanies this Proxy Statement.

OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

By order of the Board of Directors

Douglas J. Yacenda
Secretary

APPENDIX A

RUDDICK CORPORATION

CASH INCENTIVE PLAN

(Subject to Shareholder Approval)

1. Purpose.

     The purpose of this Plan is to provide executive officers of Ruddick Corporation and its Affiliates with incentive compensation based upon the level of achievement of financial, business and other performance criteria. This Plan is intended to permit the payment of bonuses under various plans or arrangements that may qualify as performance-based compensation under Code Section 162(m) and related regulations.

2. Definitions.

     (a) “Affiliate” means a wholly owned subsidiary of Ruddick Corporation or any entity that, directly or indirectly, is controlled by Ruddick Corporation.

     (b) “Board” means the Board of Directors of Ruddick Corporation.

     (c) “Bonus” means a cash payment made pursuant to this Plan with respect to a particular Performance Period, determined pursuant to Section 8 below.

     (d) “Bonus Formula” means as to any Performance Period, the formula established by the Committee pursuant to Section 6 of this Plan in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of targeted goals for the selected Performance Measures. The formula may differ from Participant to Participant or business group to business group. The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether targeted goals for the Performance Measures have been achieved.

     (e) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (f) “Committee” means the Compensation Committee of the Board consisting of at least two directors who shall qualify as “outside directors” within the meaning of Code Section 162(m).

     (g) “Fiscal Year” means the fiscal year of Ruddick Corporation or its Affiliates.

     (h) “Participant” means an employee of Ruddick Corporation or its Affiliates who is considered an executive officer of Ruddick Corporation or its Affiliates within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     (i) “Performance-Based Compensation” means compensation that qualifies as “performance-based compensation” within the meaning of Code Section 162(m) and related regulations.

     (j) “Performance Measure” means any one or more of the performance criteria listed below. The performance criteria may be applied either individually, alternatively, or in any combination and measured on an absolute basis or relative to a pre-established target as may be specified and approved by the Committee. The performance criteria may include: return on invested capital, net operating profit (before or after tax), operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals and employee metrics.

     (k) “Performance Period” means any Fiscal Year or such other period as determined by the Committee.

     (l) “Plan” means this Ruddick Corporation Cash Incentive Plan.

     (m) “Predetermination Date” means, for a Performance Period, (i) the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Measures for the Performance Period is substantially uncertain at such time; or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code Section 162(m).

3. Eligibility.

     The individuals eligible to participate in this Plan for a given Performance Period shall be limited to Participants as defined herein.

4. Plan Administration.

     (a) The Committee shall be responsible for the requirements for qualifying compensation as Performance-Based Compensation. Subject to the limitations on Committee discretion imposed under Code Section 162(m), including limits on discretionary bonus increases, the Committee shall have such powers as may be necessary to discharge its duties hereunder. The Committee shall be responsible for the general administration and interpretation of this Plan and for carrying out its provisions, including the authority to construe and interpret the terms of this Plan, determine the manner and time of payment of any Bonuses, prescribe forms and procedures for purposes of Plan participation and distribution of Bonuses and adopt rules, regulations and to take such action as it deems necessary or desirable for the proper administration of this Plan. The Committee may delegate its administrative tasks to Ruddick Corporation employees or others as appropriate for proper administration of this Plan.

     (b) Any rule or decision by the Committee or its delegate(s) that is not inconsistent with the provisions of this Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

5. Term.

     This Plan shall be effective as of October 2, 2006. Notwithstanding the foregoing, this Plan shall terminate unless it is approved at the next Ruddick Corporation annual shareholders’ meeting following the date that the Board adopts this Plan. Once approved by Ruddick Corporation’s shareholders, this Plan shall continue until the earlier of (i) a termination under Section 9 of this Plan, (ii) the date any shareholder approval requirement under Code Section 162(m) ceases to be met or (iii) the date that is five years after the February 15, 2007 shareholder meeting.

6. Bonuses.

     Prior to the Predetermination Date for a Performance Period, the Committee shall designate and approve in writing, the following:

     (a) Performance Period;

     (b) Positions or names of employees who will be Participants for the Performance Period;

     (c) Targeted goals for selected Performance Measures during the Performance Period; and

     (d) Applicable Bonus Formula for each Participant, which may be for an individual Participant or a group of Participants.

7. Determination of Amount of Bonus.

     (a) Calculation. After the end of each Performance Period, the Committee shall certify in writing (to the extent required under Code Section 162(m)) the extent to which the targeted goals for the Performance Measures applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus for each Participant shall be determined by applying the Bonus Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of this Plan, the Committee, in its sole discretion, may eliminate or reduce the Bonus payable to any Participant below that which otherwise would be payable under the Bonus Formula. The aggregate Bonus(es) payable to any Participant during any Fiscal Year shall not exceed $1,500,000.

     The Committee may appropriately adjust any evaluation of performance under a Performance Measure to exclude any of the following events that occurs during a Performance Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of earnings as reflected in any Ruddick Corporation press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items.

     (b) Right to Receive Payment. Each Bonus under this Plan shall be paid solely from general assets of Ruddick Corporation and its Affiliates. This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

8. Payment of Bonuses.

     (a) Timing of Distributions. Ruddick Corporation and its Affiliates shall distribute amounts payable to Participants as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends, except to the extent a Participant has made a timely election to defer the payment of all or any portion of such Bonus under the Ruddick Corporation Flexible Deferral Plan or deferred compensation plan or arrangement established and approved by Ruddick Corporation.

     (b) Payment. The payment of a Bonus, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the employee be an active employee on Ruddick Corporation’s or an Affiliate’s payroll on the last day of each applicable Performance Period and at the time the payment is made, unless the Participant’s employment was earlier terminated due to early, normal or late retirement under the terms of the Ruddick Corporation pension or similar retirement plan.

     (c) Code Section 409A. To the extent that any Bonus under the Plan is subject to Code Section 409A, the terms and administration of such Bonus shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Committee.

9. Amendment and Termination.

     The Committee may amend, modify, suspend or terminate this Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in this Plan or in any Bonus granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Bonus, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. Notwithstanding the foregoing, the Committee may amend, modify, suspend or terminate this Plan if any such action is required by law. To the extent required under applicable law, including Code Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.

10. Withholding.

     Distributions pursuant to this Plan shall be subject to all applicable taxes and contributions required by law to be withheld in accordance with procedures established by Ruddick Corporation.

11. No Additional Participant Rights.

     The selection of an individual for participation in this Plan shall not give such Participant any right to be retained in the employ of Ruddick Corporation or any of its Affiliates, and the right of Ruddick Corporation and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to Ruddick Corporation or its Affiliates, with or without cause, is specifically reserved. No person shall have claim to a Bonus under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. The benefits provided for Participants under this Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with Ruddick Corporation or one of its Affiliates, in accordance with the terms and conditions of the Participant’s employment agreement.

12. Successors.

     All obligations of Ruddick Corporation or its Affiliates under this Plan, with respect to awards granted hereunder, shall be binding on any successor to Ruddick Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of Ruddick Corporation.

13. Nonassignment.

     The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution.

14. Severability.

     If any portion of this Plan is deemed to be in conflict with applicable law, that portion of the Plan, and that portion only, will be deemed void under applicable law. All other provisions of the Plan will remain in effect. Furthermore, if any provision of this Plan would cause Bonuses not to constitute Performance-Based Compensation, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

15. Governing Law.

     This Plan shall be governed and construed under the laws of the State of North Carolina.

APPENDIX B

 ADDENDUM TO THE
RUDDICK CORPORATION
2002 COMPREHENSIVE STOCK OPTION AND AWARD PLAN

(Subject to Shareholder Approval)

1. Purpose.

     The purpose of this Addendum is to provide criteria for performance objectives applicable to the grant of restricted stock and performance share awards under the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan to executive officers of Ruddick Corporation and its Affiliates. Such grants will be based upon the level of achievement of financial, business and other performance criteria. This Addendum is intended to permit the payment of bonuses under various plans or arrangements that may qualify as performance-based compensation under Code Section 162(m) and related regulations.

2. Definitions.

     (a) “Affiliate” means a wholly owned subsidiary of Ruddick Corporation or any entity that, directly or indirectly, is controlled by Ruddick Corporation.

     (b) “Board” means the Board of Directors of Ruddick Corporation.

     (c) “Bonus” means a restricted stock or performance share award made pursuant to the Plan with respect to a particular Performance Period, determined pursuant to Section 8 below.

     (d) “Bonus Formula” means as to any Performance Period, the formula established by the Committee pursuant to Section 6 of this Addendum in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of targeted goals for the selected Performance Measures. The formula may differ from Participant to Participant or business group to business group. The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether targeted goals for the Performance Measures have been achieved.

     (e) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (f) “Committee” means the Compensation Committee of the Board consisting of at least two directors who shall qualify as “outside directors” within the meaning of Code Section 162(m).

     (g) “Fiscal Year” means the fiscal year of Ruddick Corporation or its Affiliates.

     (h) “Participant” means an employee of Ruddick Corporation or its Affiliates who is considered an executive officer of Ruddick Corporation or its Affiliates within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     (i) “Performance-Based Compensation” means compensation that qualifies as “performance-based compensation” within the meaning of Code Section 162(m) and related regulations.

     (j) “Performance Measure” means any one or more of the performance criteria listed below. The performance criteria may be applied either individually, alternatively, or in any combination and measured on an absolute basis or relative to a pre-established target as may be specified and approved by the Committee. The performance criteria may include: return on invested capital, net operating profit (before or after tax), operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals and employee metrics.

     (k) “Performance Period” means any Fiscal Year or such other period as determined by the Committee.

     (l) “Plan” means the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan.

     (m) “Predetermination Date” means, for a Performance Period, (i) the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Measures for the Performance Period is substantially uncertain at such time; or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code Section 162(m).

3. Eligibility.

     The individuals eligible to receive grants of restricted stock and performance shares under the terms of this Addendum for a given Performance Period shall be limited to Participants as defined herein.

4. Plan Administration.

     (a) The Committee shall be responsible for the requirements for qualifying compensation as Performance-Based Compensation. Subject to the limitations on Committee discretion imposed under Code Section 162(m), including limits on discretionary bonus increases, the Committee shall have such powers as may be necessary to discharge its duties hereunder. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out the provisions of the Plan and this Addendum, including the authority to construe and interpret the terms of the Plan and this Addendum, determine the manner and time of payment of any Bonuses, prescribe forms and procedures for purposes of participation and distribution of Bonuses and adopt rules, regulations and to take such action as it deems necessary or desirable for the proper administration of the Plan and this Addendum. The Committee may delegate its administrative tasks to Ruddick Corporation employees or others as appropriate for proper administration of the Plan and this Addendum.

     (b) Any rule or decision by the Committee or its delegate(s) that is not inconsistent with the provisions of the Plan and this Addendum shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

5. Term.

     This Addendum shall be effective as of October 2, 2006. Notwithstanding the foregoing, this Addendum shall terminate unless it is approved at the next Ruddick Corporation annual shareholders’ meeting following the date that the Board adopts this Addendum. Once approved by Ruddick Corporation’s shareholders, this Addendum shall continue until the earlier of (i) a termination under Section 9 of this Addendum, (ii) the date any shareholder approval requirement under Code Section 162(m) ceases to be met or (iii) the date that is five years after the February 15, 2007 shareholder meeting.

6. Bonuses.

     Prior to the Predetermination Date for a Performance Period, the Committee shall designate and approve in writing, the following:

     (a) Performance Period;

     (b) Positions or names of employees who will be Participants for the Performance Period;

     (c) Targeted goals for selected Performance Measures during the Performance Period; and

     (d) Applicable Bonus Formula for each Participant, which may be for an individual Participant or a group of Participants.

7. Determination of Amount of Bonus.

     (a) Calculation. After the end of each Performance Period, the Committee shall certify in writing (to the extent required under Code Section 162(m)) the extent to which the targeted goals for the Performance Measures applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus for each Participant shall be determined by applying the Bonus Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan and this Addendum, the Committee, in its sole discretion, may eliminate or reduce the Bonus payable to any Participant below that which otherwise would be payable under the Bonus Formula. The aggregate Bonus(es) payable to any Participant during any Fiscal Year shall not exceed $1,500,000.

     The Committee may appropriately adjust any evaluation of performance under a Performance Measure to exclude any of the following events that occurs during a Performance Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of earnings as reflected in any Ruddick Corporation press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items.

     (b) Right to Receive Payment. Each Bonus under the Plan and this Addendum shall be paid solely from general assets of Ruddick Corporation and its Affiliates. The Plan is unfunded and unsecured; nothing in the Plan or this Addendum shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

8. Payment of Bonuses.

     (a) Timing of Distributions. Ruddick Corporation and its Affiliates shall distribute amounts payable to Participants as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends.

     (b) Payment. The payment of a Bonus, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the employee be an active employee on Ruddick Corporation’s or an Affiliate’s payroll on the last day of each applicable Performance Period and at the time the payment is made, unless the Participant’s employment was earlier terminated due to early, normal or late retirement under the terms of the Ruddick Corporation pension or similar retirement plan.

     (c) Code Section 409A. To the extent that any Bonus under the Plan is subject to Code Section 409A, the terms and administration of such Bonus shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Committee.

9. Amendment and Termination.

     The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in this Addendum or in any Bonus granted under the Plan; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Bonus, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. Notwithstanding the foregoing, the Committee may amend, modify, suspend or terminate this Addendum if any such action is required by law. To the extent required under applicable law, including Code Section 162(m), amendments shall be subject to shareholder approval. At no time before the actual time of an award to Participants under the Plan and this Addendum shall any Participant accrue any right whatsoever under the Plan or this Addendum except as otherwise stated in the Plan and this Addendum.

10. Withholding.

     Distributions pursuant to the Plan shall be subject to all applicable taxes and contributions required by law to be withheld in accordance with procedures established by Ruddick Corporation.

11. No Additional Participant Rights.

     The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of Ruddick Corporation or any of its Affiliates, and the right of Ruddick Corporation and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to Ruddick Corporation or its Affiliates, with or without cause, is specifically reserved. No person shall have claim to a Bonus under the Plan and this Addendum, except as otherwise provided for herein, or to continued participation under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with Ruddick Corporation or one of its Affiliates, in accordance with the terms and conditions of the Participant’s employment agreement.

12. Successors.

     All obligations of Ruddick Corporation or its Affiliates under the Plan and this Addendum, with respect to awards granted under the Plan and this Addendum, shall be binding on any successor to Ruddick Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of Ruddick Corporation.

13. Nonassignment.

     The rights of a Participant under the Plan and this Addendum shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution.

14. Severability.

     If any portion of this Addendum is deemed to be in conflict with applicable law, that portion of the Addendum, and that portion only, will be deemed void under applicable law. All other provisions of this Addendum will remain in effect. Furthermore, if any provision of this Addendum would cause Bonuses not to constitute Performance-Based Compensation, that provision shall be severed from, and shall be deemed not to be a part of, this Addendum, but the other provisions hereof shall remain in full force and effect.

15. Governing Law.

     This Addendum shall be governed and construed under the laws of the State of North Carolina.

ANNUAL MEETING OF SHAREHOLDERS OF

RUDDICK CORPORATION

February 15, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of the following four nominees as Directors listed below for three-year terms.			2. Approval of the Ruddick Corporation Cash Incentive Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡Alan T. Dickson ¡Anna Spangler Nelson ¡Bailey W. Patrick ¡Robert H. Spilman, Jr.	3. Approval of the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

4. The proxies are authorized to act upon any other business which may properly be brought before said meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AND THIS PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2, IN FAVOR OF PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE METING.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 26, 2006, and the Proxy Statement furnished therewith.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full  title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RUDDICK CORPORATION
ANNUAL MEETING, FEBRUARY 15, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ruddick Corporation, a North Carolina corporation, hereby constitutes and appoints Edwin B. Borden, Jr., Anna Spangler Nelson and Harold C. Stowe, and each of them, attorneys and proxies, with full power of substitution, to act for and on behalf of the undersigned to vote all shares of Ruddick Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina on Thursday, February 15, 2007, at 10:00 A.M., local time, and any adjournment or adjournments thereof, as set forth on the reverse side.

This proxy card, when signed and returned, will also constitute voting instructions to T. Rowe Price Trust Company to vote or cause to be voted the shares held by T. Rowe Price Trust Company for the account of the undersigned in the Ruddick Employee Stock Ownership Plan and the Ruddick Retirement and Savings Plan. If this proxy card is not returned, or is returned unsigned, the shares will not be voted.

(Continued and to be signed on the reverse side.)

COMMENTS: